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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Institutional Financial Markets, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INFORMATION ABOUT THE ANNUAL MEETING

November 10, 2015

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Institutional Financial Markets, Inc., which will be held on December 21, 2015, at 10:00 a.m., local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036.

        We are pleased to furnish our proxy materials to most of our stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of our proxy materials and reduces the costs and environmental impact of our annual meeting. Only stockholders who directly owned shares of our common stock and/or our Series E Voting Non-Convertible Preferred Stock (also known as "record holders") as of the close of business on October 26, 2015, the record date for the annual meeting, will receive paper copies of our proxy materials. On or about November 10, 2015, we will have mailed to our record holders our proxy materials and, to all of our other stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2015 proxy statement and annual report and vote online. For those stockholders that only receive a Notice of Internet Availability of Proxy Materials, the Notice contains instructions on how you can receive a paper copy of the proxy statement and annual report.

        The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the proxy statement.

        Your vote is very important. You may vote your shares of common stock or preferred stock via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained in our proxy materials. If you attend the meeting in person, you may continue to have your shares of common stock or preferred stock voted as instructed in your proxy or you may withdraw your proxy and vote your shares of common stock or preferred stock at the meeting in person. We look forward to seeing you at the meeting.

        On behalf of our management team and our Board of Directors, I would like to express our appreciation for your continued support of Institutional Financial Markets, Inc.

Sincerely,

Jack J. DiMaio, Jr.
Chairman

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

        Institutional Financial Markets, Inc.'s stockholders of record on the close of business on October 26, 2015, the record date for the 2015 annual meeting of stockholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions in Institutional Financial Markets, Inc.'s proxy materials. If you have any questions regarding how to authorize your proxy by telephone or Internet, please call Institutional Financial Markets, Inc. Investor Relations at (215) 701-8952.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Institutional Financial Markets, Inc.:

        Notice is hereby given that the annual meeting of stockholders of Institutional Financial Markets, Inc., a Maryland corporation, will be held on December 21, 2015, at 10:00 a.m., local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036, to consider and vote on the following matters:

          1.     To elect eight directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or retirement;

          2.     To re-approve the Institutional Financial Markets, Inc. (formerly Alesco Financial Inc.) Cash Bonus Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended;

          3.     To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

          4.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors has fixed the close of business on October 26, 2015 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $0.001 per share, and our Series E Voting Non-Convertible Preferred Stock, par value $0.001 per share, at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        The Board has a contractual obligation to recommend to the Company's stockholders the election of Messrs. Daniel G. Cohen and Christopher Ricciardi, current members of the Board, at the Company's 2015 annual meeting of stockholders, as further described in the section entitled "Rights of Certain Stockholders to Nominate Directors" under Proposal One—Election of Directors. Additionally, Mr. Cohen, Vice Chairman of our Board of Directors, has notified us that he intends to nominate two director nominees at the annual meeting in opposition to nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors. You may receive an opposing proxy statement and proxy card and letters or other proxy solicitation materials from Mr. Cohen or other persons or entities (other than the Company) affiliated with him or acting on his behalf. Please be advised that we are not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by Mr. Cohen or on his behalf.

        The Board of Directors has not endorsed Mr. Cohen's nominees and recommends that you vote FOR the election of each of the nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors.

        Your vote is very important. Accordingly, you are asked to vote, whether or not you plan to attend the annual meeting. You may vote: (1) by telephone, by calling the toll-free number as instructed in our proxy materials, (2) by using the Internet, as instructed in our proxy materials, (3) by mail (if you received your proxy materials by mail), by marking, signing, dating and returning the attached proxy card in the postage-paid envelope that we have provided, or (4) by attending the annual meeting in person. For specific instructions on voting, please refer to our proxy materials or the information forwarded to your broker, bank or other holder of record. Any stockholder of our company attending the annual meeting may vote in person even if he or she has previously voted using the telephone, the Internet or a proxy card. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent, Computershare, in the name of a broker, bank, or other nominee, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Rachael Fink
Secretary

November 10, 2015
Philadelphia, Pennsylvania

ATTENDANCE AT ANNUAL MEETING—ADMISSION POLICY AND PROCEDURES

        The 2015 Annual Meeting of Stockholders (the "meeting") of Institutional Financial Markets, Inc. (the "Company") will begin promptly at 10:00 a.m., local time, on December 21, 2015 at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036. All attendees must present a valid photo identification to be admitted to the meeting. Cameras (including cellular phones or personal digital assistants (PDAs) with photographic capabilities), recording devices and other electronic devices, and the use of cellular phones or PDAs, will not be permitted at the meeting. Representatives of the Company will be at the entrance to the meeting and these representatives will have the authority, on the Company's behalf, to determine whether the admission policy and procedures have been followed and whether you will be granted admission to the meeting.

Admission Policy

        Attendance at the meeting is limited to:

          (A)  Stockholders of record ("record holders") on the close of business on October 26, 2015, the record date for the meeting (the "record date"), or authorized representatives of entities who are record holders. Authorized representatives of entities who are record holders must present a letter from the entity certifying to their status as an authorized representative.

          (B)  Stockholders whose shares are held for them by banks, brokerages or other intermediaries ("beneficial holders"). Beneficial holders must present evidence of their ownership, such as a letter from the bank, broker or other intermediary confirming ownership, or the relevant portion of a bank or brokerage firm account statement.

          (C)  Authorized representatives of entities who are beneficial holders. In addition to any evidence required under paragraph (B) above, authorized representatives must present: (1) a letter from the record holder certifying to the beneficial ownership of the entity they represent, and (2) a letter from the entity certifying to their status as an authorized representative.

INSTITUTIONAL FINANCIAL MARKETS, INC.
Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 21, 2015
INFORMATION ABOUT THE ANNUAL MEETING

Introduction

  Why You Have Received This Proxy Statement

        You have received these proxy materials because the Board of Directors (the "Board" or the "Board of Directors") of Institutional Financial Markets, Inc., a Maryland corporation, or the Company, is soliciting your proxy to vote your shares at the Company's 2015 annual meeting of stockholders, or the "meeting," to be held on December 21, 2015 at 10:00 a.m., local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036, or at any postponement or adjournment of the meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares. On or about November 10, 2015, paper copies of our proxy materials will have been mailed to our stockholders who directly own shares of our common stock (known as "record holders") as of the close of business on October 26, 2015. In addition, on or about November 10, 2015, the Notice of Internet Availability of Proxy Materials (the "Notice"), containing instructions on how to access this proxy statement and our annual report and how to vote over the Internet will have been mailed to all of our other stockholders as of the close of business on October 26, 2015.

  Notice of Electronic Availability of Proxy Statement and Annual Report

        As permitted by SEC rules, the Company is making this proxy statement and its annual report available to its stockholders electronically via the Internet. On or about November 10, 2015, we will have mailed to our stockholders (other than record holders) the Notice, which contains instructions on how to access this proxy statement and our annual report and vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report over the Internet. The Notice also instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Who May Vote

        Only holders of record of shares of our common stock, par value $0.001 per share, which is referred to herein as "common stock," and/or our Series E Voting Non-Convertible Preferred Stock, par value $0.001 per share, which is referred to herein as "Series E Preferred Stock," at the close of business on October 26, 2015, the record date for the meeting (the "record date"), are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder of record as of the close of business on the record date is entitled to one vote on each matter properly brought before the meeting for each share of common stock and for each share of Series E Preferred Stock held by such stockholder as of such time.

How You May Vote

        You may vote using any of the following methods:

  •
  BY MAIL:  If you have received your proxy materials by mail, mark, sign, and date the attached proxy card and return it in the postage-paid envelope that we have provided. The named proxies will vote your shares according to your directions. If you sign and submit the proxy card, which is attached to this proxy statement, without indicating your vote, the named proxies will vote your shares in favor of the Company's nominees named in this proxy statement and in favor of all other proposals.

  •
  BY TELEPHONE OR OVER THE INTERNET:  Authorize a proxy by telephone by following the instructions in the attached proxy card or over the Internet by following the instructions in the Notice. If you hold shares of the Company's common stock or Series E Preferred Stock in "street name," please refer to the voting instruction form used by your broker, bank or nominee to see if you may submit voting instructions by telephone or over the Internet. If you vote by telephone or over the Internet, you do not need to return the attached proxy card to the Company by mail.

  •
  BY ATTENDING THE ANNUAL MEETING IN PERSON:  Attend the meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy from the record holder, executed in your favor, and bring it with you to hand in with your ballot, in order to be able to vote in person at the meeting.

        We encourage stockholders to submit their proxies in advance of the meeting. Voting by proxy in advance of the meeting will in no way limit your right to attend and vote at the meeting if you later decide to attend the meeting in person. If you are a record holder and have given a proxy to vote your shares, then you may revoke your proxy at any time before it is exercised by: (a) giving written notice of revocation no later than the commencement of the meeting to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104; (b) delivering no later than the commencement of the meeting a properly executed, later-dated proxy to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104; or (c) voting in person at the meeting.

        If your shares are held in "street name" by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to submit, change or revoke your voting instructions.

        The Board has a contractual obligation to recommend to the Company's stockholders the election of Messrs. Daniel G. Cohen and Christopher Ricciardi, current members of the Board, at the Company's 2015 annual meeting of stockholders. See section "Rights of Certain Stockholders to Nominate Directors" under Proposal One—Election of Directors. Mr. Cohen, Vice Chairman of our Board of Directors and of the Board of Managers of our majority owned subsidiary, IFMI, LLC, President and Chief Executive of our European Business, and President, a director and the Chief Investment Officer of our indirect majority owned subsidiary, Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited) ("CCFL") in his capacity as a stockholder of the Company, has notified us that he intends to nominate two director nominees at the annual meeting in opposition to nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors. You may receive an opposing proxy statement and proxy card and letters or other proxy solicitation materials from Mr. Cohen or other persons or entities (other than the Company) affiliated with him or acting on his behalf. Please be advised that we are not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by Mr. Cohen or on his behalf.

        The Board of Directors has not endorsed Mr. Cohen's nominees and recommends that you vote FOR the election of each of the nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors.

        The named proxies will vote in accordance with your instructions on the matters set forth below and will vote upon any other business that may properly come before the meeting in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If you are a holder of record of common stock or Series E Preferred Stock and you return a properly executed proxy, but do not provide instructions as to one or more matters, the persons named as proxies intend to cast all of the votes you are entitled to cast (i) FOR the election of Messrs. Cohen, Costello, Dawson, DiMaio, Donovan, Haraburda, Ricciardi and Subin, the Company's nominees for directorship positions at the meeting; (ii) FOR the re-approval of the Institutional Financial Markets, Inc. (formerly Alesco Financial Inc.) Cash Bonus Plan (the "Cash Bonus Plan"); and (iii) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. Other than the matters set forth in this proxy statement and any procedural matters relating to the matters set forth herein, we are not aware of any other nominees for election as directors or other business that may properly be brought before the meeting.

Quorum

        The presence, in person or represented by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. As of the record date, there were 13,382,811 shares of common stock outstanding and entitled to vote at the meeting and 4,983,557 shares of Series E Preferred Stock outstanding and entitled to vote at the meeting. The common stock and the Series E Preferred Stock vote together on all matters. Each stockholder of record as of the close of business on the record date is entitled to one vote on each matter properly brought before the meeting for each share of common stock and for each share of Series E Preferred Stock held by such stockholder as of such time.

        If a quorum is not present at the meeting, the stockholders present in person or represented by proxy have, or the presiding officer at the meeting has, the power to adjourn the meeting until a quorum is present or represented. Under Maryland law, the presiding officer at the meeting also has the power to adjourn the meeting for any reason, regardless of whether a quorum is present.

Required Vote to Approve Each Proposal

        For the election of directors, the eight nominees receiving a plurality of the votes cast (that is, the eight nominees receiving the greatest number of votes) will be elected to the Board. A proxy marked "withhold" with respect to the election of a director will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum at the meeting.

        Mr. Cohen, in his capacity as a stockholder of the Company, has notified us that he intends to nominate two director nominees at the annual meeting in opposition to nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors. This means that, if Mr. Cohen does in fact nominate two additional individuals for election to the Board at the meeting, only the eight of the ten directors nominated at the meeting receiving the greatest number of votes will be elected as directors of the Company.

        The affirmative vote of a majority of all of the votes cast on the proposal at a meeting at which a quorum is present is required for the re-approval of the Cash Bonus Plan, the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015, and the approval of any other matters properly presented at the meeting.

        Please note that brokerage firms or other nominees may not vote your shares with respect to matters that are not "routine" under the rules that guide how most brokers vote your stock. The re-approval of the Cash Bonus Plan and the election of directors are not "routine" matters. Accordingly, most brokerage firms or other nominees may not vote your shares with respect to the re-approval of the Cash Bonus Plan or the election of directors without specific instructions from you as to how your shares are to be voted. The ratification of the appointment of an independent registered public accounting firm is a "routine" matter.

        For purposes of the election of directors, the re-approval of the Cash Bonus Plan, the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting, abstentions, if any, will not be counted as votes cast and will have no effect on the result of the votes, although they will be considered present for the purpose of determining the presence of a quorum. At our meeting, only Proposal Three (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Your broker will therefore not have discretion to vote on the following "non-routine" matters absent direction from you: the election of directors and the re-approval of the Cash Bonus Plan.

        Mr. Cohen beneficially owns, in the aggregate, approximately 33.7% of the votes entitled to be cast at the meeting, and it is anticipated that he will vote FOR the election of his director nominees as well as six of the Company Nominees, FOR the re-approval of the Cash Bonus Plan, and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

        None of the proposals described in this proxy statement, if approved, entitle stockholders to appraisal rights under Maryland law or our charter documents.

Persons who may solicit proxies on behalf of the Board of Directors

        Proxies may be solicited by the directors and certain executive officers of the Company that are identified as "participants" on Appendix B to this proxy statement and attached hereto. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation. None of the participants will receive additional compensation for assisting with the solicitation.

        You may also be solicited by press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Other Information to Review Before Voting

        This proxy statement and our Annual Report on Form 10-K, as amended, are both available on our website at http://www.ifmi.com.

Householding of Proxy Material

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," can result in cost savings. A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice will be delivered to multiple stockholders who share an address unless we received contrary instructions from the impacted stockholders prior to the mailing date. Once you have received notice from your broker that they will be "householding" communications to your address,

"householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate copy of the Notice, our annual report, proxy statement and other proxy materials, please notify your broker or direct your request in writing or by phone to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., 2929 Arch Street, 17th Floor, Philadelphia, PA 19104; phone: (215) 701-9555.

        If you are a stockholder sharing an address with another stockholder who receives multiple copies of the proxy materials and wish to request "householding" of your communications, please contact us at the above address or telephone number.

Cost of Proxy Solicitation

        All expenses in connection with our solicitation of proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. In accordance with SEC regulations and the rules of the NYSE MKT, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in connection with mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

        Mr. Cohen, in his capacity as a stockholder of the Company, has notified us that he intends to nominate two director nominees at the annual meeting in opposition to nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors. As a result, our expenses related to the solicitation of proxies from stockholders this year will exceed those normally spent for an annual meeting. Such costs are expected to aggregate approximately $75,000. These additional solicitation costs are expected to include the fees of outside counsel and the costs of retaining an independent inspector of election. To date, we have incurred approximately $50,000 of these solicitation costs.

Questions and Additional Copies

        If you have any questions with respect to the Company or the matters described herein, or questions about how to submit your proxy, or if you need additional copies of this proxy statement or the attached proxy card, you should contact:

Institutional Financial Markets, Inc.
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104
Attn: Investor Relations
Phone: (215) 701-8952
Email: investorrelations@ifmi.com

PROPOSAL ONE—ELECTION OF DIRECTORS

        Pursuant to the Maryland General Corporation Law and our charter and Bylaws, our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors, based on the recommendation of its Nominating and Corporate Governance Committee (the "Nominating and Corporate Governance Committee"), has unanimously nominated all eight of its current directors, Messrs. Cohen, Costello, Dawson, DiMaio, Donovan, Haraburda, Ricciardi and Subin (each a "Company Nominee" and, collectively, the "Company Nominees"), for election as directors at the annual meeting, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or retirement.

        Our Nominating and Corporate Governance Committee knows of no reason why any of the Company Nominees would be unable or unwilling to serve on the Board of Directors, but if any Company Nominee should be unable or unwilling to serve, the named proxies will vote FOR the election of such other person for director as the Board of Directors, based on the recommendation of our Nominating and Corporate Governance Committee, may nominate in the place of such Company Nominee.

        Mr. Cohen, in his capacity as a stockholder of the Company, has notified us that he intends to nominate two director nominees at the annual meeting in opposition to nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors. You may receive an opposing proxy statement and proxy card and letters or other proxy solicitation materials from Mr. Cohen or other persons or entities (other than the Company) affiliated with him or acting on his behalf. Please be advised that we are not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by Mr. Cohen or on his behalf.

        The Board of Directors has not endorsed Mr. Cohen's nominees and recommends that you vote FOR the election of each of the nominees recommended by the Board of Directors' Nominating and Corporate Governance Committee and unanimously approved for nomination by the Board of Directors.

Names of the Company Nominees and Biographical Information; Qualifications

        Daniel G. Cohen, age 46, has, since September 16, 2013, served as the Vice Chairman of the Board of Directors and of the board of managers of the Company's majority owned subsidiary, IFMI, LLC, as President and Chief Executive of the Company's European Business, and as President, a director and the Chief Investment Officer of CCFL, a United Kingdom Financial Conduct Authority regulated investment advisor and broker-dealer focusing on the European capital markets. Mr. Cohen served as the Chief Executive Officer and Chief Investment Officer of the Company from December 16, 2009 to September 16, 2013 and as the Chairman of the Board of Directors from October 6, 2006 to September 16, 2013. Mr. Cohen served as the executive Chairman of the Company from October 18, 2006 to December 16, 2009. In addition, Mr. Cohen served as the Chairman of the board of managers of IFMI, LLC from 2001 to September 16, 2013, as the Chief Investment Officer of IFMI, LLC from October 2008 to September 16, 2013, and as Chief Executive Officer of IFMI, LLC from December 16, 2009 to September 16, 2013. Mr. Cohen served as the Chairman and Chief Executive Officer of J.V.B. Financial Group, LLC (formerly C&Co/PrinceRidge Partners LLC) ("JVB"), the Company's indirect broker-dealer subsidiary, from July 19, 2012 to September 16, 2013. Mr. Cohen served as a director of Star Asia Finance, Limited ("Star Asia"), a permanent capital vehicle investing in Asian commercial real estate, until the Company's sale of its interest in Star Asia on February 20, 2014. Mr. Cohen served as Chairman of Cohen Financial Group, Inc. since its inception in April 2007 until its liquidation in February 2012. Mr. Cohen served as a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations until it merged with

Tiptree Financial Partners, L.P. in June 2011. Since 2000, Mr. Cohen has been the Chairman of the board of directors of The Bancorp, Inc. (NASDAQ: TBBK), a holding company for The Bancorp Bank, which provides various commercial and retail banking products and services to small and mid-size businesses and their principals in the United States, and since January 2015 has served Executive Chairman of The Bancorp Bank. Mr. Cohen is a member of the Academy of the University of Pennsylvania, a member of the Visiting Committees for the Humanities and a member of the Paris Center of the University of Chicago. Mr. Cohen is also a Trustee of the List College Board of the Jewish Theological Seminary, a member of the board of the Columbia Global Center in Paris, a Trustee of the Paideia Institute, and a Trustee of the Arete Foundation.

        Thomas P. Costello, age 69, has served as our director and as the Chairman of the Audit Committee of the Board of Directors, or the Audit Committee, since October 6, 2006. Mr. Costello also serves as a member of the Nominating and Corporate Governance Committee. Mr. Costello served as a trustee and Chairman of the audit committee of the board of trustees of Alesco Financial Trust, or AFT, from January 2006 until the merger of Sunset Financial Resources, Inc., or Sunset, with AFT. Mr. Costello served as a director for KPMG LLP from 2002 to 2004. Prior to that, he was employed at Arthur Andersen LLP for 35 years, including serving as National Practice Director from 1996 to 2002, where he was responsible for the accounting and audit practices of the Arthur Andersen offices in the southeast region of the United States. From 1985 to 1996, he served as partner in charge of the accounting and audit practice in Arthur Andersen's Philadelphia office. Prior to that, he acted as engagement partner where he served clients in numerous industries and worked with both large multinational and small and mid-sized public companies. From December 2006 to February 2011, Mr. Costello served on the board of directors and was the Chairman of the audit committee of Advanta Corp., a Pennsylvania-based financial services company that is in the process of liquidation. Mr. Costello also is a member of the Board of Trustees and serves on the Audit and Compliance and Finance Committees of Thomas Jefferson University Hospital. Mr. Costello is a Certified Public Accountant.

        G. Steven Dawson, age 58, has served as our director since January 11, 2005. Mr. Dawson also serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Mr. Dawson was previously a member of the compensation committee and nominating and corporate governance committee for Sunset, and was also the Chairman of Sunset's special committee in connection with Sunset's merger with AFT. Mr. Dawson is a private investor and in addition to his current board activities noted above, he has, from time to time, served on the boards of other public and private companies. He currently serves on the board of directors of Medical Properties Trust (NYSE: MPW), a Birmingham, Alabama-based real estate investment trust, or a REIT, specializing in the ownership of acute care facilities and related medical properties (Chairman of the audit committee) and American Campus Communities (NYSE: ACC), an Austin-based equity REIT focused on student housing (Chairman of the audit committee; member of the compensation committee). From 1990 to 2003, Mr. Dawson served as Chief Financial Officer of Camden Property Trust and its predecessors, a multi-family REIT based in Houston with apartment operations, construction and development activities throughout the United States.

        Jack J. DiMaio, Jr., age 48, has served as the Chairman of the Board of Directors since September 24, 2013. Mr. DiMaio is the founder and Chief Executive Officer of the Mead Park group of companies and has served in this capacity since September 2011. Prior to founding Mead Park, Mr. DiMaio was a Managing Director and Global Head of Interest Rate, Credit and Currency Trading of Morgan Stanley, and served in this capacity from September 2009 to August 2011. In addition, Mr. DiMaio served as a member of Morgan Stanley's Management Committee during his tenure at the firm. Prior to joining Morgan Stanley, Mr. DiMaio co-founded DiMaio Ahmad Capital LLC, a New York-based asset manager specializing in credit markets, and served as the Chief Executive Officer and Managing Partner from February 2005 to August 2009. Before founding DiMaio Ahmad Capital LLC,

Mr. DiMaio was a Managing Director and Head of the Diversified Credit Hedge Fund Group at Credit Suisse Alternative Capital, Inc. from March 2004 to February 2005. Prior to that time, Mr. DiMaio was the Chief Executive Officer of Alternative Investments at Credit Suisse Asset Management. In addition, Mr. DiMaio was an Executive Board Member of Credit Suisse Securities (USA), Inc. and of Credit Suisse Asset Management. Mr. DiMaio joined Credit Suisse in 1989, and, after completing its sales and trading program, he joined Credit Suisse's credit research group. In 1990, Mr. DiMaio joined the Credit Suisse corporate bond trading desk where he was appointed Head Trader in 1995 and the Department Head in 1996. At the end of 1997, Mr. DiMaio was appointed Head of Credit Suisse Global Credit Trading. In 2000, Mr. DiMaio was responsible for Credit Suisse's entire Global Credit Products Cluster and was named Head of Fixed Income Division North America. Mr. DiMaio holds a B.S. in Finance from New York Institute of Technology.

        Joseph M. Donovan, age 60, has served as our director since December 16, 2009 and currently serves as a member of the Compensation Committee of the Board of Directors, or the Compensation Committee, and the Chairman of the Investment Committee of the Board of Directors, or the Investment Committee. Mr. Donovan is currently retired. Prior to his retirement in January 2007, Mr. Donovan was Chairman, ABS and Debt Financing at Credit Suisse, which he joined in March 2000. Prior to that, Mr. Donovan was a managing director and head of asset finance at Prudential Securities from 1998 to 2000 and at Smith Barney from 1995 to 1997. Mr. Donovan began his banking career at The First Boston Corporation in 1983, ultimately becoming a managing director at CS First Boston, where he served as Chief Operating Officer of the Investment Banking Department from 1992 to 1995. Mr. Donovan received his M.B.A. from the Wharton School at the University of Pennsylvania and has a degree in Accountancy from the University of Notre Dame. Mr. Donovan is the Non-Executive Chairman of the Board and Chairman of the audit committee of FLY Leasing Limited (formerly known as Babcock & Brown Air Limited) (NYSE: FLY), an aircraft leasing company headquartered in Dublin, Ireland. Mr. Donovan was a director of RAM Holdings, Ltd. (NASDAQ: RAMR), a Bermuda-based provider of financial guaranty reinsurance, until his resignation from that position on March 1, 2010. In January 2010 and November 2014, Mr. Donovan joined the board of directors of the Homeownership Preservation Foundation, a non-profit organization, and STORE Capital Corporation (NYSE: STOR), a net-lease REIT based in Scottsdale, Arizona, respectively.

        Jack Haraburda, age 76, has served as our director, a member of the Nominating and Corporate Governance Committee (except for a seven month period in 2010) and the Chairman of the Compensation Committee since October 6, 2006. Mr. Haraburda served as a trustee and Chairman of the compensation committee of AFT's board of trustees from January 2006 until Sunset's merger with AFT. Mr. Haraburda is the managing partner of CJH Securities Information Group, a professional coaching business. Mr. Haraburda served as managing director for the Philadelphia Complex of Merrill Lynch, Pierce, Fenner & Smith Incorporated from 2003 to 2005. He has also served in various positions at Merrill Lynch from 1984 until 2003, including as managing director of Merrill Lynch's Princeton Complex, resident Vice President of Merrill Lynch's Philadelphia Main Line Complex, marketing director and national sales manager of Merrill Lynch Life Agency and Chairman of Merrill Lynch Metals Company. From 1980 to 1984, he was managing director of Comark Securities, a government securities dealer. From 1968 until 1980, he served as a financial advisor, national sales manager for the Commodity Division, manager of the Atlanta Commodity Office and the Bala Cynwyd office of Merrill Lynch.

        Christopher Ricciardi, age 46, has served as a member of the Board of Directors since September 24, 2013. Mr. Ricciardi also serves as a member of the Investment Committee. Mr. Ricciardi is a founding principal of the Mead Park group of companies and has served in that capacity since September 2011. Mr. Ricciardi has served as the Manager of Mead Park Capital Partners LLC, or Mead Park, since August 28, 2015. Prior to joining the Mead Park group, from February 2006 until August 2011, Mr. Ricciardi served as President of the Company, served as President and Chief

Executive Officer of IFMI, LLC, and as a member of the board of managers of IFMI, LLC. Mr. Ricciardi served as Chief Executive Officer and as a director of Cohen Financial Group, Inc. from its inception in April 2007 until August 2011. Mr. Ricciardi has held various positions with Dekania Acquisition Corp., Muni Funding Company of America, LLC, the Strategos Deep Value Hedge Fund entities and the Brigadier Hedge Fund entities. Prior to joining IFMI, LLC, Mr. Ricciardi was a Managing Director and Global Head of Structured Credit Products for Merrill Lynch. Prior to joining Merrill Lynch in April 2003, Mr. Ricciardi was a Managing Director and Head of U.S. Structured Credit Products at Credit Suisse. Mr. Ricciardi began his career at Prudential Securities. Mr. Ricciardi has been a member of the advisory boards of The Robins School of Business (University of Richmond) and the Richmond Council (University of Richmond) since 2007. Mr. Ricciardi joined the board of the American Fund for LSE, a charitable organization created for the purpose of supporting and advancing the London School of Economics' mission of research and teaching excellence in the social sciences, in 2010. He earned a B.A. from the University of Richmond with one term at the London School of Economics and an M.B.A. from the Wharton School at the University of Pennsylvania. He is also a CFA charterholder.

        Neil S. Subin, age 51, has served as our director since June 7, 2011. Mr. Subin also serves as a member of the Audit Committee, the Compensation Committee and the Investment Committee. Mr. Subin has served as Chairman of the Board of Broadbill Investment Partners, LP, a private investment fund, since 2011. Mr. Subin founded and has been the managing director and president of Trendex Capital Management, a private investment fund focusing primarily on financially distressed companies, since its formation in 1991. Prior to forming Trendex Capital, Mr. Subin was a private investor from 1988 to 1991 and was an associate with Oppenheimer & Co. from 1986 to 1988. Mr. Subin has served as a director of Phosphate Holdings, Inc. (OTC: PHOS.PK) since November 2010, as a director of Hancock Fabrics, Inc. (OTC: HKFI.PK), since August 2009, and as a director of Federal-Mogul Corporation (NASDAQ: FDML) since December 2007. Mr. Subin also served as a director of Primus Telecommunications Group, Incorporated (OTCBB: PMUG.OB) from July 2009 until December 2013, as a director of Movie Gallery, Inc. (OTC: MOVIQ.PK) from May 2008 to December 2010, and a director of FiberTower Corporation (NASDAQ: FTWR) from December 2001 to December 2009.

        When determining whether it is appropriate to re-nominate a current director to continue on the Board of Directors, the Board focuses primarily on the information provided in each of the director's individual biographies set forth above and its knowledge of the character and strengths of the sitting directors. With respect to Mr. Cohen, the Company considered his years of executive leadership with IFMI, LLC as well as other companies, his extensive investment experience and his expertise in strategic planning and business expansion. With regard to Mr. Costello, the Company considered his significant audit experience as well as his expertise and background with regard to accounting and financial matters generally. With regard to Mr. Dawson, the Company considered his experience as a director of the Company and its predecessors as well as his prior experience as the Chief Financial Officer of a public company and as an independent director for other public companies. With regard to Mr. DiMaio, the Company considered his significant experience in the financial services industry, including serving in management positions of other financial institutions, and his unique perspective with respect to corporate strategy and business development. With regard to Mr. Donovan, the Company considered his extensive capital markets experience and his general expertise and background with regard to accounting and financial matters. With regard to Mr. Haraburda, the Company considered his experience as a director of the Company and its predecessors as well as his extensive knowledge of the securities business. With regard to Mr. Ricciardi, the Company considered his extensive leadership both at the Company and in the financial services industry generally, as well as his deep understanding of the Company, its products and its businesses. With regard to Mr. Subin, the Company considered his extensive experience and expertise in the investment management field, particularly with respect to investing in financially distressed companies.

Rights of Certain Stockholders to Nominate Directors

        On May 9, 2013, the Company entered into a Securities Purchase Agreement, or the Cohen Purchase Agreement, regarding a strategic investment in the Company by Cohen Bros. Financial, LLC, or CBF, of which Daniel G. Cohen, the Vice-Chairman of our Board, is the sole member. Pursuant to the Cohen Purchase Agreement, the Company agreed, among other things, that at any meeting at which the Company's stockholders may vote for the election of directors, for so long as CBF and certain of its affiliates collectively own 10% or more of the Company's outstanding common stock (as calculated under the Cohen Purchase Agreement), CBF may designate one individual to stand for election at such meeting.

        On October 16, 2015, the Company entered into a Termination and Release Agreement, or the Termination and Release Agreement, by and among the Company, Christopher Ricciardi, a member of our Board, Stephanie Ricciardi, Mr. Ricciardi's spouse, The Ricciardi Family Foundation, a New York charitable not-for-profit corporation of which Mr. and Mrs. Ricciardi serve as directors, and Mead Park, of which Mr. Ricciardi is the sole member and manager. Pursuant to the Termination and Release Agreement, the Securities Purchase Agreement, dated as of May 9, 2013, by and among the Company, Mead Park and, solely for purposes of Section 6.3 thereof, Mead Park Holdings LP (the "Mead Park Purchase Agreement") was terminated. Further, pursuant to the Termination and Release Agreement, in connection with the termination of the Mead Park Purchase Agreement and all rights and obligations thereunder and the mutual release of claims set forth in the Termination and Release Agreement, the Company agreed, among other things, that at any meeting at which the Company's stockholders may vote for the election of directors which occurs on or before October 16, 2016, (i) the Company will nominate Christopher Ricciardi to stand for election to the Board at such meeting; and (ii) the Board will (a) recommend to the Company's stockholders the election of Christopher Ricciardi at such meeting, and (b) solicit proxies for Christopher Ricciardi in connection with such meeting to the same extent as it does for any of its other nominees to the Board.

        In accordance with the Cohen Purchase Agreement and the Termination and Release Agreement, the Company has unanimously nominated Daniel G. Cohen and Christopher Ricciardi, respectively, to stand for election to the Board at the meeting and the Board is (a) recommending to the Company's stockholders the election of Messrs. Cohen and Ricciardi at the meeting, and (b) soliciting proxies for Messrs. Cohen and Ricciardi in connection with the meeting to the same extent as it is soliciting proxies for the other Company Nominees.

Legal Proceedings

        None of our directors or executive officers has been involved in any events enumerated under Item 401(f) of Regulation S-K during the past ten years that are material to an evaluation of the ability or integrity of such persons to be our directors or executive officers.

        No material proceedings exist in which any of our directors or executive officers is an adverse party to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

        There is no family relationship between any of our directors or executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS' NOMINATING AND CORPORATE GOVERNANCE COMMITTEE AND UNANIMOUSLY APPROVED FOR NOMINATION BY THE BOARD OF DIRECTORS. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE VOTED FOR EACH OF THE EIGHT COMPANY NOMINEES.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

        This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the corporate governance rules of the NYSE MKT, which were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Code of Business Conduct and Ethics

        We have established a Code of Business Conduct and Ethics, or the Code of Ethics, which sets forth basic principles of conduct and ethics to guide all of our employees, officers and directors. The purpose of the Code of Ethics is to:

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  Promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  Promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

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  Promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

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  Promote compliance with applicable governmental laws, rules and regulations;

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  Promote the prompt internal reporting to an appropriate person or committee of violations of the Code of Ethics;

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  Promote accountability for adherence to the Code of Ethics;

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  Provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;

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  Provide mechanisms to report unethical conduct; and

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  Help foster our long-standing culture of honesty and accountability.

        A waiver of any provision of the Code of Ethics as it relates to any director or executive officer must be approved by our Board of Directors without the involvement of any director who will be personally affected by the waiver or by a committee consisting entirely of directors, none of whom will be personally affected by the waiver. Waivers of the Code of Ethics for directors or executive officers will be promptly disclosed to our stockholders as required by applicable law. A waiver of any provision of the Code of Ethics as it relates to any other officer or employee must be approved by our Chief Financial Officer or Chief Legal Officer, if any, but only upon such officer or employee making full disclosure in advance of the behavior in question.

        The Code of Ethics is available on our website at http://www.ifmi.com and is also available in print free of charge to any stockholder who requests a copy by submitting a written request to Rachael Fink, our Secretary, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Director Independence

        If all of the Company Nominees are elected to the Board of Directors, then our Board of Directors will be comprised of a majority of independent directors.

        In order for a director to be considered "independent," our Board of Directors must affirmatively determine, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, if any, that each of the directors has no direct or indirect material relationship with the Company or its affiliates and satisfies the criteria for independence established by the NYSE MKT and the applicable rules promulgated by the SEC. Our Board of Directors has determined that each of the following Company Nominees is independent: Thomas P. Costello, G. Steven Dawson, Joseph M. Donovan, Jack Haraburda, and Neil S. Subin. Our Board of Directors has determined that Daniel G. Cohen is not independent because he is an employee of the Company. Our Board of Directors has determined that Christopher Ricciardi is not independent because of the former contractual obligations and relationships among the Company and Woodlea Consulting, LLC, an entity controlled by Mr. Ricciardi. Lastly, our Board of Directors has determined that Jack J. DiMaio, Jr. is not independent because of the contractual relationships and obligations among the Company and Mead Park Advisors, LLC.

        It is the policy of our Board of Directors that the independent members of our Board of Directors meet separately without management directors at least twice per year during regularly scheduled Board meetings to discuss such matters as the independent directors consider appropriate. In 2014, the Company's independent directors met separately without management and/or non-independent directors two times.

Leadership Structure

        The roles of Chairman of the Board and Chief Executive Officer are currently filled by separate individuals. Jack J. DiMaio, Jr. is our Chairman and Lester R. Brafman is our Chief Executive Officer. The Board believes that the separation of the offices of the Chairman and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on the Company's business strategy, operations and corporate vision. However, the Board does not have a policy mandating that the roles of Chairman and Chief Executive Officer continue to be separated. Our Board elects our Chairman and our Chief Executive Officer, and each of these positions may be held by the same person or may be held by different people. We believe it is important that the Board retain flexibility to determine whether the two roles should be separate or combined based upon the Board's assessment of the company's needs and leadership at a given point in time.

        As noted above, the independent directors meet without management present at regularly scheduled executive sessions. The current leadership model, when combined with the composition of the Board, the strong leadership of our independent directors and Board committees and the highly effective corporate governance structures and processes already in place, strikes an appropriate balance between consistent leadership and independent oversight of the Company's business and affairs.

Role of the Board in Risk Oversight

        The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas conducted by relevant Board committees that report on their findings to the Board. The oversight responsibility of the Board and the Board committees is facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management's risk mitigation strategies and practices. These areas of focus include compensation, financial (including accounting, reporting, credit, liquidity and tax), operational, legal, regulatory, compliance, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate members of management within the Company, reviews management reports to formulate risk identification, risk management and risk mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area. The Board's role in risk oversight does not have a direct effect on the Board's leadership structure.

Recommendation of Nominees to Our Board of Directors

        Subject to the rights of certain stockholders to nominate directors (see "Corporate Governance and Board of Directors Information—Rights of Certain Stockholders to Nominate Directors" above), our Board of Directors is responsible for the selection of nominees for election or appointment to the Board of Directors based on recommendations of our Nominating and Corporate Governance Committee, which is currently comprised of Mr. Costello, Mr. Dawson and Mr. Haraburda. Our Nominating and Corporate Governance Committee may consider nominees recommended by management and stockholders using the criteria approved by the Board of Directors to evaluate all candidates. Our Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable for members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, our Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. Our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity.

        Our Board of Directors' policy is to encourage the selection of directors who will contribute to our overall corporate goals. Our Nominating and Corporate Governance Committee may, from time to time, review the appropriate skills and characteristics required of members of our Board of Directors, including such factors as business experience, diversity and personal skills in finance, marketing, financial reporting and other areas that are expected to contribute to an effective board. We do not have a specific policy on diversity of the Board of Directors. Instead, the Board of Directors evaluates nominees in the context of the Board of Directors as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group's diversity of experience, represent stockholder interests through the exercise of sound judgment. Such diversity of experience may be enhanced by a mix of different professional and personal backgrounds and experiences. Diversity is considered broadly and includes variety in personal and professional backgrounds, experience and skills, geographic location, as well as differences in gender, race, ethnicity and age. In evaluating potential candidates for our Board of Directors, our Nominating and Corporate Governance Committee will consider these factors in light of the specific needs of the Board at the time of its evaluation.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors. To recommend a prospective nominee for consideration by our Nominating and Corporate Governance Committee, the candidate's name and qualifications must be submitted in writing to our Secretary at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Communications with Our Company

        Any employee, stockholder or other person may communicate with our Board of Directors or individual directors. Any such communications may be sent in writing to Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, Attn: Board of Directors.

        Our Audit Committee has also established procedures for (a) the receipt, retention, and treatment of complaints received by our Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our Company, you may do so in writing to the Chairman of the Audit Committee at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

        Any such communications may be made anonymously. We also have a compliance telephone hotline that may be used, on an anonymous basis or otherwise, to report any concerns or violations of our standards of conduct, policies or laws and regulations. The number to the hotline is (800) 399-3595.

Director Attendance at Annual Meeting

        Although director attendance at our annual meeting each year is strongly encouraged, we do not have an attendance policy. Messrs. Cohen, DiMaio, Costello, Dawson and Ricciardi attended our 2014 annual meeting.

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Meetings of the Board of Directors

        During the 2014 fiscal year, our Board of Directors held eight meetings. Other than Mr. Cohen, who did not attend special meetings of the Board addressing the sale of the Company's European operations (described in greater detail below), each of our directors attended at least 75% of the total number of meetings held by our Board of Directors during 2014.

Committees of the Board of Directors

        The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Corporate Governance Committee. The Board of Directors has affirmatively determined that each committee member satisfies the independence requirements of the NYSE MKT and the SEC for membership on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time our Board of Directors may establish a new committee or disband a current committee depending upon the circumstances.

  Audit Committee

        We have a separately designated standing Audit Committee of our Board of Directors, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee is currently comprised of three of our independent directors: Messrs. Costello, Dawson and Subin. Mr. Costello is the Chairman of our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is "independent" within the meaning of the rules of the NYSE MKT and the SEC and that each of the members of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE MKT. In addition, our Board of Directors has determined that Mr. Costello is an "audit committee financial expert" as defined by the SEC. Our Audit Committee operates under a written charter that was originally adopted in 2006 and amended in 2007, 2009 and 2014. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. Our Audit Committee met five times in 2014. Each of the committee members attended all of the meetings of our Audit Committee held during fiscal year 2014.

        Our Audit Committee has responsibility for engaging independent registered public accounting firms, reviewing with them the plans and results of the audit engagement, approving the professional services they provide to us, reviewing their independence and considering the range of audit and non-audit fees. Our Audit Committee assists our Board of Directors with oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the qualifications, independence and performance of the registered public accounting firm that we employ for the audit of our financial statements; and (d) the performance of the people responsible for our internal audit function. Among other things, our Audit Committee prepares the Audit Committee report for inclusion in our annual proxy statement, conducts an annual review of its charter and evaluates its performance on an annual basis. Our Audit Committee also establishes procedures for the receipt, retention, and treatment of complaints that we receive regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Audit Committee has the authority to retain counsel and other experts or consultants at our expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of our Board of Directors.

  Compensation Committee

        The members of the Compensation Committee are Messrs. Donovan, Haraburda and Subin. Mr. Haraburda is the Chairman of the Compensation Committee. Our Board of Directors has determined that each of the members of the Compensation Committee is "independent" within the meaning of the rules of the NYSE MKT.

        The Compensation Committee assists our Board of Directors in discharging its responsibilities relating to compensation of our directors and officers. The Compensation Committee has overall responsibility for evaluating, recommending changes to and administering our compensation plans, policies and programs. Among other things, the Compensation Committee (a) reviews the Company's overall compensation structure, policies and programs; (b) makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans; (c) annually reviews the compensation of directors for service on the Board of Directors and its committees and recommends changes in Board compensation; (d) annually reviews the performance of our Chief Executive Officer and communicates the results of the review to the Chief Executive Officer and the Board of Directors; (e) if required by applicable law, produces an annual report on executive compensation for inclusion in our annual proxy statement; (f) annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval; and (g) annually reviews its performance. The Compensation Committee has authority to grant awards under our 2006 Long-Term Incentive Plan, as amended, and our Second Amended and Restated 2010 Long-Term Incentive Plan (the "2010 Long-Term Incentive Plan"). The Compensation Committee also has the authority to retain counsel and other experts or consultants at the Company's expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of the Board of Directors.

        The Compensation Committee operates under a written charter that was originally adopted in 2006 and amended in 2009 and 2014. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, without charge, to any stockholder who requests a copy. The Compensation Committee met five times in 2014. Each of the committee members attended all of the meetings of our Compensation Committee held during fiscal year 2014.

  Investment Committee

        The members of the Investment Committee are Messrs. Donovan, Ricciardi and Subin. Mr. Donovan is the Chairman of the Investment Committee. Formed in 2010, the Investment Committee's primary function is to assist the Board of Directors in its oversight of the Company's investment objectives, practices, strategies and policies. The Investment Committee met five times in

2014. Each of the committee members attended at least 75% of the total number of meetings held by our Investment Committee during 2014.

  Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Messrs. Costello, Dawson and Haraburda. Mr. Dawson is the Chairman of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" within the meaning of the rules of the NYSE MKT.

        The Nominating and Corporate Governance Committee's primary functions are to (a) recommend to the Board of Directors qualified candidates for election as directors and recommend a slate of nominees for election as directors at our annual meeting; (b) periodically prepare and submit to the Board of Directors for adoption its selection criteria for director nominees; (c) review and make recommendations on matters involving the general operation of the Board of Directors, including development and recommendation of our corporate governance guidelines; (d) annually recommend to the Board of Directors nominees for each committee of the Board; and (e) facilitate the assessment of the Board's performance as a whole and of the individual directors and report thereon to the Board of Directors. The Nominating and Corporate Governance Committee has the authority to retain counsel and other experts or consultants at the Company's expense that it deems necessary or appropriate to enable it to carry out its duties without seeking the approval of the Board of Directors.

        The Nominating and Corporate Governance Committee operates under a written charter that was originally adopted in 2006 and amended in 2009 and 2014. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, without charge, to any stockholder who requests a copy. Our Nominating and Corporate Governance Committee met two times in 2014. Each of the committee members attended the meeting of our Nominating and Corporate Governance held during fiscal year 2014.

EXECUTIVE OFFICERS

        Set forth below is information regarding our executive officers as of November 10, 2015.

Name	Age	Position
Lester R. Brafman	53	Chief Executive Officer
Daniel G. Cohen	46	President and Chief Executive, European Business
Joseph W. Pooler, Jr.	50	Executive Vice President, Chief Financial Officer and Treasurer

        Lester R. Brafman, age 53, has served as the Chief Executive Officer of the Company and of IFMI, LLC since September 16, 2013. Mr. Brafman served as the President of the Company and of IFMI, LLC from June 3, 2013 until September 16, 2013. Prior to joining the Company and IFMI, LLC, Mr. Brafman served as a Managing Director at Goldman Sachs & Co. from July 2001 until August 2012. During his tenure at Goldman Sachs, Mr. Brafman held various positions including in Leveraged Finance Sales; as Chief Operating Officer of Global Credit and Mortgage Trading; and as Head of High Yield and Distressed Trading. Prior to joining Goldman Sachs, Mr. Brafman served as a Managing Director at Credit Suisse First Boston from July 1994 until October 2000 where, over the course of his employment, he served as Head of High Yield Trading and as Head of Emerging Market and Sovereign Trading. Prior to joining Credit Suisse, Mr. Brafman worked at Wasserstein Perella & Co. from March 1992 until July 1994, and at Lehman Brothers Holdings Inc. from September 1988 until March 1992. Mr. Brafman received a B.A. from Columbia University and an M.B.A. from the Amos Tuck School of Business Administration, Dartmouth College.

        Daniel G. Cohen, age 46, has served as the President and Chief Executive of the Company's European Business since September 16, 2013. See "Proposal One—Election of Directors" above for Mr. Cohen's biographical information.

        Joseph W. Pooler, Jr., age 50, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since December 16, 2009 and as IFMI, LLC's Chief Financial Officer since November 2007 and as Chief Administrative Officer since May 2007. From July 2006 to November 2007, Mr. Pooler also served as Senior Vice President of Finance of IFMI, LLC. From November 2007 to March 2009, Mr. Pooler also served as Chief Financial Officer of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations. Prior to joining IFMI, LLC, from 1999 to 2005, Mr. Pooler held key management positions at Pegasus Communications Corporation (now known as The Pegasus Companies, Inc. (OTC: PEGX)), which operated in the direct broadcast satellite television and broadcast television station segments. While at Pegasus, Mr. Pooler held various positions including Chief Financial Officer, Principal Accounting Officer, and Senior Vice President of Finance. From 1993 to 1999, Mr. Pooler held various management positions with MEDIQ, Incorporated, including Corporate Controller, Director of Operations, and Director of Sales Support. Mr. Pooler holds a B.A. from Ursinus College, an M.B.A. from Drexel University, and was a Certified Public Accountant in the Commonwealth of Pennsylvania (license lapsed).

EXECUTIVE COMPENSATION

Compensation of Executive Officers

        The following table summarizes the executive compensation earned by the Company's named executive officers in 2013 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Lester R. Brafman	2014	600,000	—	125,001	(6)	—		400,000	—	793	1,125,794
Chief Executive Officer(3)	2013	347,500	400,000	—		2,101,409	(7)	—	—	397	2,849,306
Daniel G. Cohen	2014	600,000	—	—		—		147,605	—	8,511	756,116
Vice Chairman(4)	2013	600,000	—	—		—		—	—	8,358	608,358
Joseph W. Pooler, Jr.	2014	420,000	—	75,001	(6)	—		170,000	—	8,511	673,512
Executive Vice	2013	419,167	125,000	—		75,000	(8)	—	—	8,358	627,525
President, Chief Financial Officer & Treasurer(5)

(1)
Amounts in this column represent the grant date fair value of the restricted stock award and stock option award, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718"). The assumptions used in the calculations of these amounts are included in note 20 to the Company's audited financial statements for the year ended December 31, 2014 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Amounts do not correspond to the actual value that may be recognized by the named executive officer.

(2)
Amounts in this column represent 401(k) plan matching contributions made by the Company and life insurance premium payments paid by the Company on behalf of the named executive officer.

(3)
Mr. Brafman has served as the Chief Executive Officer of the Company since September 16, 2013. Mr. Brafman served as the President of the Company and of IFMI, LLC from June 3, 2013 until September 16, 2013.

(4)
Mr. Cohen has, since September 16, 2013, served as the Company's Vice Chairman of the Board of Directors and of the board of managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL. Mr. Cohen served as the Chief Executive Officer and Chief Investment Officer of the Company from December 16, 2009 to September 16, 2013 and as the Chairman of the Board of Directors from October 6, 2006 to September 16, 2013. In addition, Mr. Cohen served as the Chairman of the board of managers of IFMI, LLC from 2001 to September 16, 2013, as the Chief Investment Officer of IFMI, LLC from October 2008 to September 16, 2013, and as Chief Executive Officer of IFMI, LLC from December 16, 2009 to September 16, 2013.

(5)
Mr. Pooler has served as the Company's Executive Vice President and Chief Financial Officer and Treasurer since December 16, 2009.

(6)
Effective February 12, 2015, 75,758 restricted shares of our common stock were awarded to Mr. Brafman, and 45,455 restricted shares of our common stock were awarded to Mr. Pooler, in each case based on their respective performance in 2014 (as more fully discussed below). The grant date fair value per share of these restricted shares was $1.65. These restricted shares were awarded under the 2010 Long-Term Incentive Plan. With regard to both such awards, the restrictions expire with respect to one-half of these restricted shares on January 31, 2016 and with respect to the remaining one-half of these restricted shares on January 31, 2017, in each case, so long as Mr. Brafman or Mr. Pooler, as applicable, is then employed by the Company or any of its subsidiaries.

(7)
Effective November 30, 2013 (the "Brafman Grant Date"), the Company granted to Mr. Brafman two Non-Qualified Stock Option Awards. Details regarding the option granted to Mr. Brafman pursuant to the first Non-Qualified Stock Option Award (the "Initial Award") are as follows:

Number of Underlying Shares	Vesting Schedule	Exercise Price	Grant Date Fair Value Per Underlying Share
500,000	Option vests on November 30, 2016.	$3.00	$0.83

Details regarding the three options granted to Mr. Brafman pursuant to the second Non-Qualified Stock Option Award (the "Second Award" and, together with the Initial Award, the "Brafman Awards") are as follows:

Number of Underlying Shares	Vesting Schedule	Exercise Price	Grant Date Fair Value Per Underlying Share
500,000	Option vests on November 30, 2016.	$3.00	$0.83
1,000,000	Option vested with respect to 333,333 shares on November 30, 2014 and will vest with respect to 333,333 shares on November 30, 2015 and with respect to 333,334 shares on November 30, 2016.	$4.00	$0.69
1,000,000	Option vested with respect to 333,333 shares on November 30, 2014 and will vest with respect to 333,333 shares on November 30, 2015 and with respect to 333,334 shares on November 30, 2016.	$5.00	$0.59

The grant date fair values were determined using the following assumptions in the Black Scholes valuation model: (i) expected volatility—68.5%; (ii) expected dividends—3.49%; (iii) expected life—4.0 years; and (iv) risk free interest rate—0.96%.

All of the options granted to Mr. Brafman pursuant to the Brafman Awards (each a "Brafman Option" and, collectively, the "Brafman Options") were granted under the 2010 Long-Term Incentive Plan.

Each Brafman Option granted under the Second Award was conditioned on the approval of the 2010 Long-Term Incentive Plan by the Company's stockholders, and such Brafman Options were to be terminated and forfeited if stockholder approval of the 2010 Long-Term Incentive Plan was not obtained within 12 months following the Brafman Grant Date. Stockholder approval of the 2010 Long-Term Incentive Plan was obtained on June 10, 2014 at the Company's 2013 Annual Meeting of Stockholders. The Brafman Option granted under the Initial Award was not subject to the Company's stockholder approval of the 2010 Long-Term Incentive Plan.

The Brafman Options expire on the fifth anniversary of the Brafman Grant Date, subject to earlier expiration or termination of the Brafman Options as provided under the Brafman Awards and the 2010 Long-Term Incentive Plan.

(8)
Effective February 13, 2014 (the "Pooler Grant Date"), the Company granted to Mr. Pooler a Non-Qualified Stock Option Award (the "Pooler Award"). Details regarding the option granted to Mr. Pooler (the "Pooler Option") pursuant to the Pooler Award are as follows:

Number of Underlying Shares	Vesting Schedule	Exercise Price	Grant Date Fair Value Per Underlying Share
107,143	Option vested with respect to 53,571 shares on December 31, 2014 and will vest with respect to the remaining 53,572 shares on December 31, 2015.	$4.00	$0.70

The grant date fair value was determined using the following assumptions in the Black Scholes valuation model: (i) expected volatility—68.1%; (ii) expected dividends—3.29%; (iii) expected life—3.5 years; and (iv) risk free interest rate—0.74%.

The Pooler Option was awarded under the 2010 Long-Term Incentive Plan and expires on the fifth anniversary of the Pooler Grant Date, subject to earlier expiration or termination of the options as provided under the Pooler Award and the 2010 Long-Term Incentive Plan.

The Pooler Option was granted to Mr. Pooler based on his performance in 2013.

        The Compensation Committee did not establish performance targets for 2013 incentive plan compensation. Rather, in February 2014, after consultation with Messrs. DiMaio and Ricciardi, Mr. Brafman recommended to the Compensation Committee the amount and form of the cash bonus and equity compensation for himself and Mr. Pooler with respect to 2013 performance. In February 2014, the Board of Directors, upon the Compensation Committee's recommendation, unanimously approved the compensation for each executive officer for 2013.

        As reflected under "Bonus" in the Summary Compensation Table above, Messrs. Brafman and Pooler were awarded discretionary cash bonus awards in the amounts of $400,000 and $125,000, respectively, for their performance in 2013. In determining such amounts of Messrs. Brafman's and Pooler's discretionary cash bonuses, the Compensation Committee considered Messrs. Brafman's and Pooler's respective roles during 2013 in connection with the following transactions:

  •
  The September 2013 strategic investment in the Company by (i) Mead Park pursuant to the Mead Park Purchase Agreement, and (ii) CBF pursuant to the Cohen Purchase Agreement;

  •
  The proposed merger of the Company's two registered broker-dealer subsidiaries, C&Co/PrinceRidge LLC (formerly known as The PrinceRidge Group LLC) and JVB, into a single broker-dealer subsidiary. This merger was ultimately consummated in January 2014 and reduced the size of the Company's workforce by approximately 20% by eliminating certain redundant and non-core business lines; and

  •
  The proposed sale of all of the Company's interests in the Star Asia Group (as defined below) for approximately $20.0 million and a 15% revenue share of certain Star Asia Group management companies (the "Star Asia Revenue Share"). Negotiations surrounding this transaction commenced in the fourth quarter of 2013, and the transaction was ultimately consummated in February 2014. The "Star Asia Group" includes: the Company's 28% interest in Star Asia; 100% interest in Star Asia Management Ltd.; 2.2% interest in Star Asia Japan Special Situations LP; 33.3% interest in Star Asia Advisors, Ltd.; 33.3% interest in Star Asia Partners Ltd.; and 33.3% interest in Star Asia Capital Management, LLC. The Star Asia Revenue Share will last until at least February 2018.

        In light of the contractual incentive compensation provisions (as described below) under the Current Cohen Employment Agreement (as defined below), the Compensation Committee, following consultation with Mr. DiMaio, determined not to award any discretionary cash bonus or equity compensation to Mr. Cohen with respect to his 2013 performance. No executive officer other than Mr. Brafman had any role in determining or recommending the amount or form of 2013 executive officer or director compensation.

        In June 2014, after consultation with Messrs. Brafman and Pooler, the Compensation Committee established performance targets for 2014 incentive plan compensation. The targeted 2014 cash bonuses for the Company's executives were set at 150% of base salary, while the targeted equity bonuses for such executives were set at 25% of salary. Subject to the Compensation Committee's review and discretion, 50% of performance-based bonuses would be discretionary, based on each executive's respective performance and qualitative achievements in 2014, and the remaining 50% would be based on a funds from operations metric, which is equivalent to operating income plus depreciation and amortization, plus equity based compensation expense, minus cash interest expense (this performance-based bonus metric excluded consideration of the funds from operations from the Company's European operations in light of the pending sale of such business operations (the "European Operations Sale Transaction") to C&Co Europe Acquisition LLC, an entity controlled by Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL (see Certain Relationships and Related Party Transactions—Sale of European Operations to C&Co Europe Acquisition LLC for additional information regarding the European Operations Sale Transaction below)). No executive officer other than Messrs. Brafman and Pooler had any role in determining or recommending the amount or form of 2014 executive officer compensation.

        As reflected under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above, Messrs. Brafman and Pooler were awarded performance-based bonus awards in the amounts of $400,000 and $170,000, respectively, for their performance in 2014. The Compensation Committee limited Messrs. Brafman's and Pooler's respective performance-based bonuses to the amounts paid based partially upon the Company's micro-market capitalization, despite the favorable 2014 results of operations for the funds from operations metric. In determining such performance-based bonuses, the Compensation Committee considered the targeted performance metric that was achieved in 2014, as well as qualitative achievements such as Messrs. Brafman's and Pooler's respective roles during 2014 in connection with the following:

  •
  The merger of the Company's two registered broker-dealer subsidiaries, C&Co/PrinceRidge LLC (formerly known as The PrinceRidge Group LLC) and JVB, into a single broker-dealer subsidiary;

  •
  The closing of the sale of all of the Company's interests in the Star Asia Group;

  •
  The negotiations regarding the pending European Operations Sale Transaction;

  •
  The Company's continued focus on cost savings and the related results; and

  •
  Enhancements to the Company's broker-dealer operations.

        As reflected under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above, Mr. Cohen was awarded a performance-based bonus award in the amount of $147,605, which represents an amount equal to 25% of the aggregate net income of the European Business (as defined in the Current Cohen Employment Agreement, which is described in greater detail below) in 2014. This amount was paid in accordance with the Allocations (as defined below) Mr. Cohen is entitled to receive under the Current Cohen Employment Agreement.

        In February 2015, the Board of Directors, upon the Compensation Committee's recommendation, unanimously approved the compensation for each executive officer for 2014.

Outstanding Equity Awards at Fiscal Year-End 2014

        The following table summarizes the equity awards the Company has made to each of the named executive officers that were outstanding as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lester R. Brafman	—	500,000	(2)	—	$3.00	11/30/2018	—	—	—	—
	—	500,000	(3)	—	$3.00	11/30/2018	—	—	—	—
	333,333	666,667	(3)	—	$4.00	11/30/2018	—	—	—	—
	333,333	666,667	(3)	—	$5.00	11/30/2018	—	—	—	—
Joseph W. Pooler, Jr.	—	107,143	(4)	—	$4.00	02/13/2019	—	—	—	—

(1)
The amounts set forth in this column equal the number of restricted shares of common stock indicated multiplied by the closing price of the Company's common stock ($1.75) as reported by the NYSE MKT on December 31, 2014.

(2)
Effective on the Brafman Grant Date, Mr. Brafman was granted the Initial Award. For details regarding the Initial Award, see note 7 to the Summary Compensation Table above.

(3)
Effective on the Brafman Grant Date, Mr. Brafman was granted the Second Award. For details regarding the Second Award, see note 7 to the Summary Compensation Table above.

(4)
Effective on the Pooler Grant Date, Mr. Pooler was granted the Pooler Award. For details regarding the Pooler Award, see note 8 to the Summary Compensation Table above.

Employment Agreements; Termination of Employment and Change of Control Arrangements

Employment Agreements with Named Executive Officers

Lester R. Brafman, Chief Executive Officer

Mr. Brafman's Previous Employment Agreements—the June 2013 Employment Agreement and the September 2013 Employment Agreement

        On June 3, 2013, the Company and IFMI, LLC entered into an Employment Agreement with Mr. Brafman (the "June 2013 Brafman Employment Agreement").

        Pursuant to the June 2013 Brafman Employment Agreement, Mr. Brafman served as the President for both the Company and IFMI, LLC. In addition, under the June 2013 Brafman Employment Agreement, the Board of Directors could appoint Mr. Brafman as Chief Executive Officer of the Company and IFMI, LLC at any time.

        The term of the June 2013 Brafman Employment Agreement was scheduled to end on February 28, 2014 and provided that Mr. Brafman's minimum base salary was $600,000 per annum. In addition, the Compensation Committee could periodically review Mr. Brafman's base salary and provide for such increases as it deemed appropriate, in its discretion.

        Under the June 2013 Brafman Employment Agreement, in addition to base salary, for each fiscal year of IFMI, LLC ending during the term, Mr. Brafman had the opportunity to receive an annual bonus in an amount and on such terms as were to be determined by the Compensation Committee. The Compensation Committee also had the discretion to grant Mr. Brafman other bonuses in such amounts and on such terms as it determined, in its discretion. The foregoing did not limit Mr. Brafman's eligibility to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of the Company or IFMI, LLC.

        Under the June 2013 Brafman Employment Agreement, Mr. Brafman was entitled to participate in any equity compensation plan of the Company or IFMI, LLC in which he was eligible to participate, and could be granted, in accordance with any such plan, options to purchase units of membership interest of IFMI, LLC, options to purchase shares of the Company's common stock, shares of restricted stock, and/or other equity awards in the discretion of the Compensation Committee. The June 2013 Brafman Employment Agreement also provided that Mr. Brafman was entitled to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits and perquisites that were available to other senior executives of IFMI, LLC generally, in each case to the extent that Mr. Brafman was eligible under the terms of such plans or programs.

        Pursuant to the June 2013 Brafman Employment Agreement, in the event Mr. Brafman was terminated by the Company due to his death or disability, Mr. Brafman (or his estate or beneficiaries, as applicable) were to be entitled to receive (i) any base salary earned through the date of termination, all other rights and benefits earned and accrued or vested under the June 2013 Brafman Employment Agreement or under any plan, program, agreement, corporate governance document or arrangement of IFMI, LLC prior to the date of termination, and reimbursement under the June 2013 Brafman Employment Agreement for expenses incurred prior to the date of termination, in each case in accordance with the terms and conditions applicable thereto (collectively, the "June 2013 Brafman Accrued Benefits"); (ii) a single-sum cash payment in an amount equal to the value of Mr. Brafman's base salary that would have been paid to him for the remainder of the year in which the termination occurred; and (iii) a single-sum cash payment in an amount equal to (x) $900,000, multiplied by (y) a fraction, the numerator of which was the number of days in the calendar year through the date of termination and the denominator of which was 365. In addition, in the event that Mr. Brafman was terminated by the Company due to his death or disability, all outstanding unvested equity-based awards held by Mr. Brafman were to fully vest and become immediately exercisable, as applicable, subject to the terms of such awards.

        If Mr. Brafman terminated his employment without "Good Reason" (as defined in the June 2013 Brafman Employment Agreement) or the Company terminated his employment for "Cause" (as defined in the June 2013 Brafman Employment Agreement), then Mr. Brafman was to be entitled only to receive any base salary and other benefits earned and accrued prior to the date of termination.

        If Mr. Brafman terminated his employment with "Good Reason" or the Company terminated his employment without "Cause," then (1) Mr. Brafman was to receive all June 2013 Brafman Accrued Benefits; (2) Mr. Brafman was to receive a single-sum cash payment in an amount equal to $950,000; (3) all outstanding unvested equity-based awards (including without limitation stock options and restricted stock) held by Mr. Brafman were to fully vest and become immediately exercisable, as applicable; and (4) unless otherwise prohibited by the Employee Retirement Income Security Act of 1974 ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or applicable law, Mr. Brafman and his eligible dependents were to continue to be covered under the Company's benefit plans for the 12-month period following the termination of his employment, subject to certain exceptions. Under the June 2013 Brafman Employment Agreement, if the Board of Directors did not appoint Mr. Brafman to the position of Chief Executive Officer of the Company and IFMI, LLC by February 28, 2014, then Mr. Brafman could have terminated the June 2013 Brafman Employment Agreement for "Good Reason" thereunder.

        In the event of a "Change of Control" (as defined in the June 2013 Brafman Employment Agreement) during the term of the June 2013 Brafman Employment Agreement, all outstanding unvested equity-based awards then held by Mr. Brafman were to fully vest and become immediately exercisable, as applicable. In addition, if Mr. Brafman terminated his employment with IFMI, LLC within six months following the date of such a Change of Control and provided transition services for up to six months following such termination, to the extent reasonably requested by IFMI, LLC, then such termination was to be treated as a termination for "Good Reason," and Mr. Brafman was to be entitled to the compensation set forth in the immediately preceding paragraph.

        Pursuant to the June 2013 Brafman Employment Agreement, if any amount payable to or other benefit to which Mr. Brafman was entitled would be deemed to constitute a "parachute payment" (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Brafman, which was deemed to constitute a parachute payment and would have resulted in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments were to be reduced (but not below zero) so that the maximum amount was $1.00 less than the amount which would have caused the parachute payments to be subject to the excise tax.

        All termination payments, other than the June 2013 Brafman Accrued Benefits, were subject to the execution of a general release by Mr. Brafman (or his estate or beneficiaries, as applicable).

        The June 2013 Brafman Employment Agreement contained a non-competition provision restricting Mr. Brafman's ability to engage in certain activities that were competitive with the Company for a period of three months following the end of the term of the June 2013 Brafman Employment Agreement. The June 2013 Brafman Employment Agreement also contained customary confidentiality provisions. In addition for a period of six months following the end of the term of the June 2013 Brafman Employment Agreement, regardless of the reason the term of the June 2013 Brafman Employment Agreement ends, Mr. Brafman was prohibited under certain circumstances from soliciting the Company's employees, customers and clients.

        On September 16, 2013, the Company and IFMI, LLC entered into an Employment Agreement (the "September 2013 Brafman Employment Agreement") with Mr. Brafman. The September 2013

Brafman Employment Agreement terminated the June 2013 Brafman Employment Agreement; however, Mr. Brafman was not entitled to any payments or other benefits (including, but not limited to, the acceleration of any payments, awards or other benefits) under the June 2013 Brafman Employment Agreement as a result of, or in connection with, such termination. The September 2013 Brafman Employment Agreement expired pursuant to its own terms on December 31, 2014. Mr. Brafman does not currently have an employment agreement with the Company.

        Other than as set forth below, the terms and conditions of the September 2013 Brafman Employment Agreement and the June 2013 Brafman Employment Agreement were substantially identical.

        Under the September 2013 Brafman Employment Agreement, Mr. Brafman served as the Chief Executive Officer of both the Company and IFMI, LLC.

        Pursuant to the September 2013 Brafman Employment Agreement, if Mr. Brafman was terminated by the Company due to Mr. Brafman's death or disability during the term of the September 2013 Brafman Employment Agreement, then Mr. Brafman (or his estate or beneficiaries, as applicable) was entitled to receive (i) (A) any base salary earned through the date of termination, (B) any performance bonus determined by the Company to be earned and payable, but not yet paid in respect of any fiscal year completed before the date of termination, (C) all other rights and benefits earned and accrued or vested under the September 2013 Brafman Employment Agreement or under any plan, program, agreement, corporate governance document or arrangement of IFMI, LLC prior to the date of termination, and (D) reimbursement under the September 2013 Brafman Employment Agreement for expenses incurred prior to the date of termination, in each case in accordance with the terms and conditions applicable thereto (collectively, the "September 2013 Brafman Accrued Benefits"); (ii) a single-sum cash payment in an amount equal to the value of Mr. Brafman's base salary that would have been paid to him for the remainder of the year in which the termination occurred; and (iii) a single-sum cash payment in an amount equal to (x) (I) $875,000, if the date of termination occurred on or prior to December 31, 2013, or (II) $1,500,000, if the date of termination occurred on or after January 1, 2014, multiplied, in each case, by (y) a fraction, the numerator of which was the number of days in the calendar year through the date of termination and the denominator of which was 365.

        If Mr. Brafman terminated his employment without "Good Reason" (as defined in the September 2013 Brafman Employment Agreement) or the Company terminated his employment for "Cause" (as defined in the September 2013 Brafman Employment Agreement), then Mr. Brafman was to receive the September 2013 Brafman Accrued Benefits.

        If Mr. Brafman terminated his employment with "Good Reason" or the Company terminated his employment without "Cause," then (1) Mr. Brafman was to receive the September 2013 Brafman Accrued Benefits; (2) Mr. Brafman was to receive a single-sum cash payment in an amount equal to (x) $875,000, if the date of termination occurred on or prior to December 31, 2013, or (y) $1,500,000, if the date of termination occurred on or after January 1, 2014; (3) all outstanding unvested equity-based awards (including without limitation stock options and restricted stock) held by Mr. Brafman were to fully vest and become immediately exercisable, as applicable; and (4) unless otherwise prohibited by ERISA, the Code, or applicable law, Mr. Brafman and his eligible dependents would have continued to be covered under the Benefits Plans for the 12-month period following the termination of his employment, subject to certain exceptions.

Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL

Mr. Cohen's Previous Employment Agreements—the Cohen IFMI Agreement and the Cohen PrinceRidge Agreement

        On February 18, 2010, the Company and IFMI, LLC entered into an Employment Agreement with Daniel G. Cohen, which was amended on December 18, 2012 by Amendment No. 1 to Employment Agreement (as so amended, the "Cohen IFMI Agreement"). Pursuant to the Cohen IFMI Agreement, Mr. Cohen served as the Chairman, Chief Executive Officer and Chief Investment Officer of both the Company and IFMI, LLC. The initial term of the Cohen IFMI Agreement ended on December 31, 2012, however, the Cohen IFMI Agreement provided that the term of the agreement was to be renewed automatically for additional one year periods unless earlier terminated by the parties thereto.

        The Cohen IFMI Agreement provided that Mr. Cohen's minimum base salary was to be $1,000,000 per annum through December 31, 2010, and that Mr. Cohen's base salary for fiscal years after 2010 was to be determined by the Compensation Committee.

        During the term of the Cohen IFMI Agreement, in addition to base salary, for each fiscal year of the Company ending during the term, Mr. Cohen had the opportunity to receive an annual cash bonus in an amount and on such terms to be determined by the Compensation Committee. Although the Cohen IFMI Agreement did not provide for any specific equity awards, the Cohen IFMI Agreement did provide that Mr. Cohen could participate in any Company equity compensation plan in which he was eligible to participate, and was able to, without limitation, be granted, in accordance with any such plan, options to purchase shares of the Company's common stock, shares of restricted stock, and other equity awards in the discretion of the Compensation Committee.

        The Cohen IFMI Agreement provided that Mr. Cohen could participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that were available to other senior executives of the Company generally, in each case to the extent that Mr. Cohen was eligible under the terms of such plans or programs.

        Pursuant to the Cohen IFMI Agreement, in the event Mr. Cohen was terminated by the Company due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as applicable) was to be entitled to (a) any base salary and other benefits earned and accrued prior to the date of termination; (b) a single-sum payment equal to the value of his base salary that would have been paid to him for the remainder of the year in which the termination occurred; (c) without duplication of amounts due under (a) and (b), a single-sum payment equal to the value of the highest bonus earned by Mr. Cohen in the one year period preceding the date of termination, multiplied by a fraction (x) the numerator of which was the number of days in the fiscal year preceding the termination and (y) the denominator of which was 365; and (d) all of his outstanding unvested equity-based awards became fully vested and immediately exercisable, as applicable, subject to the terms of such awards.

        Pursuant to the Cohen IFMI Agreement, if Mr. Cohen terminated his employment without "Good Reason" (as defined in the Cohen IFMI Agreement) or the Company terminated his employment for "Cause" (as defined in the Cohen IFMI Agreement), Mr. Cohen was to be entitled only to any base salary and other benefits earned and accrued prior to the date of termination. If Mr. Cohen terminated his employment with "Good Reason," the Company terminated his employment without "Cause," or the Company chose not to renew the Cohen IFMI Agreement at its termination, Mr. Cohen was to be entitled to (a) any base salary and other benefits earned and accrued prior to the date of termination; (b) a single-sum payment equal to three times (x) the average of the base salary amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (y) if less than three years had elapsed between the date of the Cohen IFMI Agreement and the date of termination, the highest base salary paid to Mr. Cohen in any calendar year prior to the date of termination, or (z) if less than

12 months had elapsed from the date of the Cohen IFMI Agreement to the date of termination, the highest base salary received in any month times 12; and (c) all of his outstanding unvested equity-based awards were to become fully vested and immediately exercisable, as applicable, subject to the terms of such awards.

        Pursuant to the Cohen IFMI Agreement, in the event of a "Change of Control" (as defined in the Cohen IFMI Agreement), all of Mr. Cohen's outstanding unvested equity-based awards were to become fully vested and immediately exercisable, as applicable, subject to the terms of such awards. If Mr. Cohen remained with the Company through the first anniversary of a "Change of Control," but left the Company within six months thereafter, such termination was to be treated as a termination for "Good Reason," and Mr. Cohen was to be entitled to the compensation set forth in the preceding paragraph.

        Pursuant to the Cohen IFMI Agreement, if any amount payable to or other benefit to which Mr. Cohen was entitled would be deemed to constitute a "parachute payment" (as defined in the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Cohen, which was deemed to constitute a parachute payment and would have resulted in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments were to be reduced (but not below zero) so that the maximum amount was $1.00 less than the amount which would have caused the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments was equal to or greater than $50,000, then there was not to be any reduction and the full amount of the parachute payment was to be payable to Mr. Cohen.

        All termination payments, other than for death or disability, were subject to Mr. Cohen signing a general release.

        The Cohen IFMI Agreement contained a non-competition provision restricting Mr. Cohen's ability to engage in certain activities that were competitive with the Company for a period of six months after the end of the term of the Cohen IFMI Agreement. The Cohen IFMI Agreement also contained customary confidentiality provisions.

        In addition to the Cohen IFMI Agreement, on May 31, 2011, Mr. Cohen entered into an Executive Agreement (the "Cohen PrinceRidge Agreement") with J.V.B. Financial Group Holdings (formerly known as C&Co/PrinceRidge Holdings LP and as PrinceRidge Holdings LP), or PrinceRidge, pursuant to which Mr. Cohen served as the Vice Chairman, the Chief Investment Officer, and Managing Director and Head of the Structured Products division of PrinceRidge. The initial term of the Cohen PrinceRidge Agreement was to end on December 31, 2013, however, the Cohen PrinceRidge Agreement provided that the term of the agreement was to be renewed automatically for additional one year periods unless earlier terminated by the parties thereto.

        Pursuant to the Cohen PrinceRidge Agreement, Mr. Cohen was to be entitled to receive a guaranteed payment, or the Cohen Guaranteed Payment. For 2012 and 2013, the Cohen Guaranteed Payment was to be equal to $200,000, plus the amount of the Initial Annual Allocation, or the Cohen Initial Annual Allocation, for the immediately preceding year, if any. The "Initial Annual Allocation" was defined in the Cohen PrinceRidge Agreement was an amount equal to 20% of the "Adjusted Profit" (as defined in the Cohen PrinceRidge Agreement) of PrinceRidge, up to a maximum of $800,000. The Cohen Initial Annual Allocation for 2012 was $0. Consequently, the Cohen Guaranteed Payment for 2013 was equal to $200,000, of which Mr. Cohen received $175,000 prior to the termination of the Cohen PrinceRidge Agreement.

        Pursuant to the Cohen PrinceRidge Agreement, in addition to the Cohen Initial Annual Allocation, Mr. Cohen was entitled to an annual allocation from PrinceRidge equal to 8 1/3% of "Post-Initial Allocation Profit" (as defined in the Cohen PrinceRidge Agreement) of PrinceRidge, or the Cohen Supplemental Annual Allocation. Subject to certain conditions, for a period of 60 days following the payment of the Cohen Initial Annual Allocation and the Cohen Supplemental Annual Allocation, Mr. Cohen had the opportunity to purchase additional units (the value of which could not exceed the amount of the Cohen Initial Annual Allocation and the Cohen Supplemental Annual Allocation) of PrinceRidge at a price based on the then-current book value of PrinceRidge.

        The Cohen PrinceRidge Agreement provided that Mr. Cohen could participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that were available to other senior executives of PrinceRidge generally, in each case to the extent that Mr. Cohen was eligible under the terms of such plans or programs.

        Pursuant to the Cohen PrinceRidge Agreement, in the event Mr. Cohen was terminated by PrinceRidge due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as applicable) was to be entitled to receive (a) any Cohen Guaranteed Payment and other benefits (including any allocations, or the Cohen Prior Year Allocations, for a fiscal year completed before termination of the Cohen PrinceRidge Agreement but not yet paid) earned and accrued under the Cohen PrinceRidge Agreement prior to the date of termination, as well as any Cohen Initial Annual Allocation and Cohen Supplemental Annual Allocation, or the Cohen Partial Year Allocations, for any portion of a fiscal year completed before termination and earned and accrued but not yet paid under the Cohen PrinceRidge Agreement prior to the termination of the Cohen PrinceRidge Agreement; (b) a single-sum payment equal to the Cohen Guaranteed Payment that would have been paid to him for the remainder of the year in which the termination occurs; (c) a single-sum payment equal to the sum of (1) the Cohen Initial Annual Allocation, and (2) the Cohen Supplemental Annual Allocation earned by Mr. Cohen, if any, in the fiscal year preceding the date of termination (which amount was to be annualized to the extent the termination occurred prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which was the number of days in the fiscal year preceding the termination, and (y) the denominator of which was 365.

        If Mr. Cohen terminated his employment without "Good Reason" (as defined in the Cohen PrinceRidge Agreement) or PrinceRidge terminated his employment for "Cause" (as defined in the Cohen PrinceRidge Agreement), then Mr. Cohen was to be entitled only to any Cohen Guaranteed Payment and other benefits (including Cohen Prior Year Allocations and Cohen Partial Year Allocations) earned and accrued prior to the date of termination.

        Pursuant to the Cohen PrinceRidge Agreement, if Mr. Cohen terminated his employment with Good Reason, or PrinceRidge terminated his employment without Cause, then Mr. Cohen was to be entitled to receive (a) a single-sum payment equal to accrued but unpaid Cohen Guaranteed Payments and other benefits (including any Cohen Prior Year Allocations), as well as the Cohen Partial Year Allocations, (b) a single-sum payment of an amount equal to three times (1) the average of the Cohen Guaranteed Payment amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (2) if less than three years had elapsed between the date of the Cohen PrinceRidge Agreement and the date of termination, the highest Cohen Guaranteed Payment paid to Mr. Cohen in any calendar year prior to the date of termination, or (3) if less than 12 months had elapsed from the date of the Cohen PrinceRidge Agreement to the date of termination, the highest Cohen Guaranteed Payment received in any month times 12; and (c) a single-sum payment equal to the sum of (1) the Cohen Initial Annual Allocation and (2) the Cohen Supplemental Annual Allocation earned by Mr. Cohen, if any, in the fiscal year preceding the date of termination (which amount was to be annualized to the extent the termination occurred prior to the completion of a full fiscal year), multiplied by a fraction (x) the numerator of which was the number of days in the fiscal year preceding the termination, and (y) the denominator of which was 365.

        Under the Cohen PrinceRidge Agreement, in the event of a "Change of Control" of the Company (as defined in the Cohen PrinceRidge Agreement), all of Mr. Cohen's outstanding unvested equity-based awards were to become fully vested and immediately exercisable, as applicable. Only with respect to a Company Change of Control transaction that was first announced after the nine-month anniversary of May 31, 2011, if Mr. Cohen remained with PrinceRidge through the first anniversary of a Change of Control, but left PrinceRidge within six months thereafter, such termination was to be treated as a termination for Good Reason, and Mr. Cohen was to be entitled to the compensation set forth in the preceding paragraph.

        Pursuant to the Cohen PrinceRidge Agreement, if any amount payable to or other benefit to which Mr. Cohen was entitled would be deemed to constitute a "parachute payment" (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Cohen, and would have resulted in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments were to be reduced (but not below zero) so that the maximum amount was $1.00 less than the amount which would have caused the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments was equal to or greater than $50,000, then there was not to be any reduction and the full amount of the parachute payment was to be payable to Mr. Cohen.

        All termination payments, other than for death or disability, were subject to Mr. Cohen's signing a general release. The Cohen PrinceRidge Agreement contained a non-competition provision restricting Mr. Cohen's ability to engage in certain activities that were competitive with PrinceRidge for a period of three months after the end of the term of the Cohen PrinceRidge Agreement. The Cohen PrinceRidge Agreement also contained customary confidentiality provisions.

Mr. Cohen's Current Employment Agreement

        On May 9, 2013, in connection with the Cohen Purchase Agreement, Mr. Cohen entered into an Amended and Restated Employment Agreement with the Company and IFMI, LLC, and, solely for purposes of Sections 6.4 and 7.5 thereof, PrinceRidge and JVB (the "Current Cohen Employment Agreement").

        The Current Cohen Employment Agreement became effective on September 16, 2013. Under the Current Cohen Employment Agreement, Mr. Cohen will serve as Vice Chairman of the Board of Directors, Vice Chairman of the board of managers of IFMI, LLC, President and Chief Executive of the "European Business" (as defined in the Current Cohen Employment Agreement), and President of CCFL.

        The Current Cohen Employment Agreement amended and restated the Cohen IFMI Agreement and terminated the Cohen PrinceRidge Agreement. The amendment and restatement of the Cohen IFMI Agreement and the termination of the Cohen PrinceRidge Agreement did not result in any benefits to Mr. Cohen or trigger any severance payments or any other provisions thereunder.

        The initial term of the Current Cohen Employment Agreement ended on December 31, 2014, however, pursuant to the terms of the Current Cohen Employment Agreement, the term renewed automatically for an additional one year period at such time and will continue to be renewed for additional one year periods at the end of any renewed term unless terminated by the parties in accordance with the terms of the Current Cohen Employment Agreement.

        Pursuant to the Current Cohen Employment Agreement, Mr. Cohen will receive, during the term thereof, a guaranteed payment from IFMI, LLC of at least $600,000 annually (the "Current Guaranteed Payment"), and will be entitled to receive the following allocations (collectively, "Allocations") from the Company: (a) a payment equal to 25% of the aggregate net income, if any, of the European Business in each calendar year as determined in accordance with generally accepted accounting principles in the United States ("GAAP"), subject to an off-set equal to 25% of the aggregate net losses, if any, in prior periods until such net losses have been fully off-set by net income in future periods, and (b) a payment equal to 20% of the gross revenues generated on transactions that

Mr. Cohen is responsible for generating for the Company's non-European broker-dealers during each semi-annual calendar period as determined in accordance with GAAP.

        In the event that the annual allocations would result in allocations earned for that calendar year related to the European Business to exceed $5,000,000 (the "European Business Annual Allocation Cap"), the Compensation Committee may, in its sole discretion and at any time prior to the payment of such allocation, reduce the amount of or totally eliminate any such allocation to the extent such allocation is in excess of the European Business Annual Allocation Cap.

        During the term of the Current Cohen Employment Agreement, the Compensation Committee may, in its sole discretion, award Mr. Cohen additional allocations in amounts and on such terms to be determined by the Compensation Committee.

        The Current Cohen Employment Agreement provides that Mr. Cohen may participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of the Company generally, in each case to the extent that Mr. Cohen is eligible under the terms of such plans or programs. Mr. Cohen is entitled to participate in any equity compensation plan of the Company or IFMI, LLC in which he is eligible to participate, and may, without limitation, be granted in accordance with any such plan options to purchase units of membership interests in IFMI, LLC, shares of common stock and other equity awards in the discretion of the Compensation Committee.

        Pursuant to the Current Cohen Employment Agreement, in the event Mr. Cohen is terminated by the Company due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as applicable) will be entitled to receive (a) any Current Guaranteed Payment and other benefits (including any Allocations for any period completed before termination of the Current Cohen Employment Agreement (the "Prior Period Allocations")) earned and accrued, but not yet paid, under the Current Cohen Employment Agreement prior to the date of termination; (b) a single-sum payment equal to the Current Guaranteed Payment that would have been paid to him for the remainder of the year in which the termination occurs; (c) a single-sum payment equal to (x) the allocations for the period in which the termination occurs to which he would have been entitled if a termination had not occurred in such period, multiplied by (y) a fraction (1) the numerator of which is the number of days in such period preceding the termination and (2) the denominator of which is the total number of days in such period. In addition, in the event Mr. Cohen is terminated by the Company due to his death or disability, all outstanding unvested equity based awards (including, without limitation, stock options and restricted stock) held by Mr. Cohen will fully vest and become immediately exercisable, as applicable, subject to the terms of such awards.

        If Mr. Cohen terminates his employment without "Good Reason" (as defined in the Current Cohen Employment Agreement) or the Company terminates his employment for "Cause" (as defined in the Current Cohen Employment Agreement), Mr. Cohen will only be entitled to any Current Guaranteed Payment and other benefits earned and accrued, but unpaid, prior to the date of termination.

        If Mr. Cohen terminates his employment with Good Reason, or the Company terminates his employment without Cause, or the Company or IFMI, LLC terminates the Current Cohen Employment Agreement by not renewing the term of the Current Cohen Employment Agreement as provided therein, then Mr. Cohen will be entitled to receive (a) a single-sum payment equal to accrued but unpaid Current Guaranteed Payment and other benefits (including any Prior Period Allocations earned by Mr. Cohen), (b) a single-sum payment of an amount equal to three times (1) the average of the Current Guaranteed Payment amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (2) if less than three years have elapsed between the date of the Current Cohen Employment Agreement and the date of termination, the highest Current Guaranteed Payment paid to Mr. Cohen in any calendar year prior to the date of termination, or (3) if less than twelve months have elapsed from the date of the Current Cohen Employment Agreement to the date of termination, the highest Current Guaranteed Payment received in any month times twelve; provided that if the applicable calculation under (1), (2) or (3) yields less than $3,000,000, then Mr. Cohen will receive a single-sum payment of $3,000,000 in lieu of such amount; and (c) a single-sum payment equal to the allocations for the period in which the termination occurs to which he would have been entitled if a termination had not occurred in such period, multiplied by a fraction (x) the numerator of which is the number of days in such period preceding the termination and (y) the denominator of which is the total number of days in such period. In addition, if Mr. Cohen terminates his employment with Good Reason, or the Company terminates his employment without Cause, or the Company or IFMI, LLC terminates the Current Cohen Employment Agreement by not renewing the term of the Current Cohen Employment Agreement as provided therein, then all outstanding unvested equity based awards (including, without limitation, stock options and restricted stock) held by Mr. Cohen will fully vest and become immediately exercisable, as applicable, subject to the terms of such awards.

        In the event of a "Change of Control" (as defined in the Current Cohen Employment Agreement) of the Company, all of Mr. Cohen's outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable. With respect to a Change of Control transaction, if Mr. Cohen remains with the Company through the first anniversary of a Change of Control, but leaves the Company within six months thereafter, such termination will be treated as a termination for Good Reason, and Mr. Cohen will be entitled to the compensation set forth in the preceding paragraph.

        Pursuant to the Current Cohen Employment Agreement, if any amount payable to or other benefit to which Mr. Cohen is entitled would be deemed to constitute a "parachute payment" (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Cohen, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Cohen.

        All termination payments, other than for death or disability, are subject to Mr. Cohen signing a general release.

        In the event Mr. Cohen employment is terminated by the Company for Cause, by Mr. Cohen without Good Reason, or by Mr. Cohen as a result of not renewing the Current Cohen Employment Agreement, Mr. Cohen will be restricted for a period of six months after the end of the term of the Current Cohen Employment Agreement in his ability to engage in certain activities that are competitive with the Company's sales and trading of fixed income securities or investment banking activities in any European country in which the Company or any of its controlled affiliates operates (each a "Competing Business"), provided, however, Mr. Cohen may serve as a member of the board of directors or equivalent position of any corporation or other company that is a Competing Business, provided, further, that Mr. Cohen is obligated to recuse himself from any discussion in such position if it raises a conflict of interest with respect to Mr. Cohen's duties to the Company or adversely affects the Company. In addition for a period of six months following the end of the term of the Current Cohen Employment Agreement, regardless of the reason the term of the Current Cohen Employment Agreement ends, Mr. Cohen is prohibited under certain circumstances from soliciting the Company's employees, customers and clients.

        As previously announced, the Company has entered into a definitive agreement to sell its European operations in the European Operations Sale Transaction (the "European Operations Sale Agreement") to C&Co Europe Acquisition LLC, an entity controlled by Mr. Cohen, for approximately $8,700,000. In the event of the closing of the European Operations Sale Transaction, the Current Cohen Employment Agreement would be terminated and Mr. Cohen would be deemed to have voluntarily terminated his employment with the Company and its affiliates and to have resigned from all other positions and offices that he holds with the Company and its affiliates. Notwithstanding the foregoing, Mr. Cohen would receive no severance or other compensation related to such termination and resignation, and Mr. Cohen would remain Vice Chairman of the Company's Board of Directors and the Company's largest stockholder. The parties to the European Operations Sale Agreement have extended the deadline for the closing of the European Operations Sale Transaction on two separate occasions, with the current deadline being December 31, 2015. In connection with the second deadline extension, the parties to the European Operations Sale Agreement agreed that, if the European Operations Sale Transaction is terminated in accordance with its terms, then (i) Mr. Cohen will pay $600,000 of the legal and financial advisory fees incurred by the Company and the Special Committee of the Company's Board of Directors formed in connection with the European Operations Sale Transaction since April 1, 2014, and (ii) the Current Cohen Employment Agreement will be amended to provide that, if Mr. Cohen's employment is terminated by the Company without "cause" or by Mr. Cohen for "good reason" (as such terms are defined in the Current Cohen Employment Agreement), the Company will pay Mr. Cohen a maximum of $1,000,000 as a severance benefit (in lieu of the minimum of $3,000,000 severance benefit described above). See Certain Relationships and Related Party Transactions—Sale of European Operations to C&Co Europe Acquisition LLC for additional information regarding the sale of the European Operations Sale Transaction.

Joseph W. Pooler, Jr., Chief Financial Officer

        Mr. Pooler's Employment Agreement, dated May 7, 2008 and amended on February 20, 2009 and February 18, 2010, or, collectively, the Pooler Agreement, provides for a minimum salary of $400,000 per annum through December 31, 2010. Mr. Pooler's base salary for fiscal years after 2010 will be determined by the Compensation Committee. On January 15, 2013, the Compensation Committee increased Mr. Pooler's salary to $420,000 per year.

        The initial term of the Pooler Agreement ended on December 31, 2012, however, pursuant to the terms of the Pooler Agreement, the term renewed automatically for an additional one year period at such time and will continue to be renewed for additional one year periods at the end of any renewed term unless terminated by either of the parties in accordance with the terms of the Pooler Agreement.

        Pursuant to the Pooler Agreement, if Mr. Pooler terminates his employment with "Good Reason" (as defined in the Pooler Agreement), the Company terminates his employment without "Cause" (as defined in the Pooler Agreement), or the Company chooses not to renew the Pooler Agreement at its expiration, Mr. Pooler will be entitled to (a) any base salary and other benefits earned and accrued prior to the date of termination; (b) a single-sum payment equal to three times (x) the average of the base salary amounts paid to Mr. Pooler over the three calendar years prior to the date of termination, (y) if less than three years have elapsed between the date of the Pooler Agreement and the date of termination, the highest base salary paid to Mr. Pooler in any calendar year prior to the date of termination, or (z) if less than 12 months have elapsed from the date of the Pooler Agreement to the date of termination, the highest base salary received in any month times 12; (c) all of his outstanding unvested equity-based awards becoming fully vested and immediately exercisable, as applicable, subject to the terms of such awards; (d) payment for outplacement assistance appropriate for Mr. Pooler's position for a period of one year following termination, such services not to exceed $25,000; and (e) continued family coverage, without incremental cost, in Company sponsored health and dental plans at then-current cost for a period of nine months.

        In the event of a "Change of Control" (as defined in the Pooler Agreement), all of Mr. Pooler's outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable, subject to the terms of such awards. If Mr. Pooler terminates his employment within the twelve-month period following a Change of Control, such termination will be treated as a termination for "Good Reason" so long as Mr. Pooler makes himself available to provide transition services to the Company, at the request of the Company, for up to twelve months following the Change of Control.

        Pursuant to the Pooler Agreement, if any amount payable to or other benefit to which Mr. Pooler is entitled would be deemed to constitute a "parachute payment" (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Pooler, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Pooler.

        The Pooler Agreement contains a waiver of any "Good Reason" termination that was available to Mr. Pooler pursuant to the terms of his original employment agreement as a result of the closing of a transaction pursuant to which IFMI, LLC became a majority owned subsidiary of the Company. The Pooler Agreement also acknowledges that Mr. Pooler's equity-based awards in IFMI, LLC became fully vested and immediately exercisable as of December 16, 2009, the date of the closing of the transaction pursuant to which IFMI, LLC became a majority owned subsidiary of the Company.

        During the period of Mr. Pooler's employment with IFMI, LLC, and the period ending one year following the termination of his employment with IFMI, LLC, Mr. Pooler may not, directly or indirectly through another entity, (a) induce or attempt to induce any employee of IFMI, LLC or its affiliates to leave the employ of IFMI, LLC or such affiliates, or in any way interfere with the relationship between IFMI, LLC and any of its affiliates and any employee thereof, or (b) hire any person who was an employee of IFMI, LLC or any of its affiliates or subsidiaries within 180 days after such person ceased to be an employee of IFMI, LLC or any of its affiliates.

Compensation Upon Change of Control or Termination

        As described above, Messrs. Cohen and Pooler have provisions in their respective employment agreements providing for certain benefits upon the occurrence of certain events, including terminations of their respective employment without cause or for good reason, upon a change of control, or upon their death or disability. As a part of the negotiations of each employment agreement, the Board of Directors believed that circumstances giving rise to the payments set forth above were appropriate.

Other Compensation Plans

        The Company does not generally provide its executive officers with payments or other benefits at, following, or in connection with retirement. The Company does not generally have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for its executive officers.

Cash and Equity Plan Compensation

The Cash Bonus Plan

        In August 2009, the Board of Directors adopted the Cash Bonus Plan, which was approved by stockholders on December 15, 2009. The purpose of the Company's Cash Bonus Plan is to provide performance-based cash bonus compensation for participants based on the attainment of one or more performance goals or targets that are related to the financial success of the Company, and that are established from time to time by the Compensation Committee, as part of an integrated compensation program.

        As reflected under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above, Messrs. Brafman and Pooler were awarded performance-based bonus awards in the amounts of $400,000 and $170,000, respectively, for their performance in 2014. These awards were granted under the Company's Cash Bonus Plan.

        See "Proposal Two—Re-Approval of the Institutional Financial Markets, Inc. Cash Bonus Plan" and Appendix A to this proxy statement and attached hereto for additional information regarding the Cash Bonus Plan.

The 2010 Long-Term Incentive Plan

        The 2010 Long-Term Incentive Plan, as amended from time to time, is administered by the Compensation Committee, except that, in certain circumstances the Board of Directors may act in its place. The purpose of the 2010 Long-Term Incentive Plan is to induce key employees, directors, officers, advisors and consultants to continue providing services to the Company and its subsidiaries and to encourage them to increase their efforts to make the Company's business more successful, whether directly or through its subsidiaries or other affiliates. In furtherance of these objectives, the 2010 Long-Term Incentive Plan is designed to provide equity-based incentives to such persons in the form of options (including stock appreciation rights), restricted shares, phantom shares, dividend equivalent rights and other forms of equity based awards as contemplated by the 2010 Long-Term Incentive Plan, with eligibility for such awards determined by the Compensation Committee. The Compensation Committee and Board of Directors believe that awards of restricted shares, typically vesting over a multi-year periods, are the most effective of the equity-based incentives available under the 2010 Long-Term Incentive Plan in accomplishing its compensation goals.

        Equity-based awards to key personnel are generally subject to vesting periods in order to support the achievement of the Company's performance goals over the long-term and to help retain key personnel. The Compensation Committee determines the number and type of equity-based incentives that should be awarded from time to time to key personnel in light of the Company's compensation goals and objectives.

        Effective on the Brafman Grant Date, the Company granted to Mr. Brafman the Brafman Awards under the 2010 Long-Term Incentive Plan. In addition, effective on the Pooler Grant Date, the Company granted to Mr. Pooler the Pooler Award under the 2010 Long-Term Incentive Plan.

        Effective February 12, 2015, the Compensation Committee, under the 2010 Long-Term Incentive Plan, awarded 75,758 and 45,455 restricted shares of our common stock to Mr. Brafman and Mr. Pooler, respectively, based on their respective performance in 2014. The closing price of our common stock on February 12, 2015 was $1.65. With regard to both such awards, the restrictions expire with respect to one-half of these restricted shares on January 31, 2016 and with respect to the remaining one-half of these restricted shares on January 31, 2017, in each case, so long as Mr. Brafman or Mr. Pooler, as applicable, is then employed by the Company or any of its subsidiaries.

Perquisites

        Perquisites did not constitute a material portion of the compensation paid to the executive officers for fiscal year 2013 or 2014. Executive officers are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law.

COMPENSATION OF DIRECTORS

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In accordance with the Company's compensation policy, for serving as a director for the fiscal year ended December 31, 2014, non-employee directors each received an annual cash fee of $32,000 and $55,000 in restricted common stock in the Company. The Chairman of the Audit Committee, the Chairman of the Compensation Committee, the Chairman of the Investment Committee and the Chairman of the Nominating and Corporate Governance Committee received additional annual cash fees of $20,000, $3,750, $3,750 and $3,750, respectively.

        In February 2015, the Board of Directors decreased the dollar value of restricted common stock in the Company that each non-employee director will receive for serving as a director for the fiscal year ended December 31, 2015 to $50,000. Further, the Board determined in February 2015 to increase the annual fee to be paid for the fiscal year ended December 31, 2015 to the Chairman of the Investment Committee to $10,500.

        The table below summarizes the compensation information for the Company's non-employee directors for the fiscal year ended December 31, 2014. Daniel G. Cohen, Vice Chairman of the Board of Directors and of the board of managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL, is not included in the table below as he is deemed a "named executive officer" of the Company. Compensation for Mr. Cohen is shown on the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas P. Costello	52,000		55,001	—	—	—	—	107,001
G. Steven Dawson	35,750		55,001	—	—	—	—	90,751
Jack DiMaio	32,000		55,001	—	—	—	—	87,001
Joseph M. Donovan	60,750	(3)	55,001	—	—	—	—	115,751
Jack Haraburda	35,750		55,001	—	—	—	—	90,751
Christopher Ricciardi	47,000	(3)	55,001	—	—	—	—	102,001
Neil Subin	47,000	(3)	55,001	—	—	—	—	102,001

(1)
Amounts in this column represent annual board fees and annual chair fees earned by non-employee directors for service in 2014.

(2)
Amounts in this column represent the grant date fair value of the restricted stock award, computed in accordance with FASB ASC Topic 718. The grant date fair value per share for these restricted shares was $2.43 and each director, as indicated, was granted 22,634 restricted shares of Company's common stock. The assumptions used in the calculations of these amounts were included in note 20 to the Company's audited financial statements for the year ended December 31, 2014 in the Company's Annual Report on Form 10—K for the fiscal year ended December 31, 2014. Amounts do not correspond to the actual value that may be recognized by the director. As of December 31, 2014, the aggregate number of restricted stock awards outstanding at December 31, 2014 for each director was as follows: (i) Mr. Costello—22,634 shares; (ii) Mr. Dawson—22,634 shares; (iii) Mr. DiMaio—22,634 shares; (iv) Mr. Donovan—22,634 shares; (v) Mr. Haraburda—22,634 shares; (vi) Mr. Ricciardi—22,634 shares; and (vii) Mr. Subin—22,634 shares. The restrictions on the foregoing shares expired on February 12, 2015.

(3)
Messrs. Donovan, Ricciardi, and Subin received fees of $25,000, $15,000 and $15,000, respectively, for their service on the Special Committee of the Board of Directors which was formed for the purpose of evaluating and negotiating the European Operations Sale Transaction (see Certain Relationships and Related Party Transactions—Sale of European Operations to C&Co Europe Acquisition LLC for additional information regarding the European Operations Sale Transaction).

        The Company reimburses all non-employee directors for travel and other reasonable expenses incurred in connection with attending its Board of Directors, committee and annual meetings.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information regarding the 2006 Long-Term Incentive Plan and the 2010 Long-Term Incentive Plan as of December 31, 2014.

	(a)	(b)	(c)
	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,192,857	$4.00	1,239,488
Equity compensation plans not approved by security holders	—	—	—

PROPOSAL TWO—RE-APPROVAL OF THE INSTITUTIONAL FINANCIAL MARKETS, INC. CASH BONUS PLAN

        We are re-submitting the Institutional Financial Markets, Inc. (formerly Alesco Financial Inc.) Cash Bonus Plan (the "Cash Bonus Plan") for stockholder approval so that the Compensation Committee may award bonuses under the Cash Bonus Plan that qualify for the qualified performance-based compensation exemption from the $1,000,000 deduction limit under Section 162(m) of the Code. The Cash Bonus Plan, including the material terms of the performance goals thereunder, was initially adopted by the Board of Directors on August 4, 2009 and was approved by our stockholders on December 15, 2009. Section 162(m) of the Code generally requires re-approval of the material terms of the performance goals under an incentive program, such as the Cash Bonus Plan, every five years in order for a company to continue to have the ability to grant awards that qualify as performance-based compensation under Section 162(m) of the Code.

        The Cash Bonus Plan provides for the award of cash bonuses to eligible participants based on their achievement of certain preset performance objectives. The Board of Directors believes that the Cash Bonus Plan furthers our compensation structure and strategy and encourages results-oriented actions on the part of our eligible participants under the Cash Bonus Plan. Section 162(m) of the Code permits us to deduct "qualified performance-based compensation" in excess of $1,000,000 in any taxable year to our Chief Executive Officer and certain of our other executive officers, if, among other things, the material terms of the performance-based compensation have been approved by our stockholders. The Board of Directors believes that our interests, as well as the interests of our stockholders, will be advanced if we continue to have the ability to structure incentive awards under the Cash Bonus Plan that qualify for the exemption from the $1,000,000 deduction limitation under Section 162(m) of the Code. If our stockholders approve this Proposal Two, we will continue to have the ability to provide performance-based bonuses under the Cash Bonus Plan that will meet the requirements of Section 162(m) of the Code. If our stockholders do not approve this Proposal Two, the Cash Bonus Plan will continue; however, the Compensation Committee will not be able to grant awards under the Cash Bonus Plan that qualify for the qualified performance-based exemption under Section 162(m) of the Code.

        The material terms of the Cash Bonus Plan are summarized below. A copy of the Cash Bonus Plan is attached hereto as Appendix A. The summary below is not intended to be a complete description of the Cash Bonus Plan and is qualified in its entirety by the text of the Cash Bonus Plan, which is incorporated by reference into this proxy statement.

Material Provisions of the Cash Bonus Plan

        The purpose of the Cash Bonus Plan is to provide bonuses to eligible participants, including our executive officers, on the basis of performance and to provide an incentive for participants to increase the Company's performance and stockholder value.

        The design and administration of the Cash Bonus Plan are intended to cause amounts paid under the Cash Bonus Plan to be treated as "performance-based" compensation as that term is used for purposes of Section 162(m) of the Code. As a consequence, compensation paid under the Cash Bonus Plan is intended to be exempt from the provisions of the Code that would otherwise limit our ability to deduct, for federal income tax purposes, senior executive compensation in excess of $1,000,000 per executive.

        Eligibility.    Participants in the Cash Bonus Plan are those executives designated as participants by the Compensation Committee or by another committee established by our Board of Directors.

        Term of Cash Bonus Plan.    The Cash Bonus Plan became effective as of August 4, 2009, and will continue until it is terminated by our Board of Directors. The Cash Bonus Plan may be submitted periodically for re-approval by the stockholders from time to time, and should be so re-approved no later than the stockholders meeting that occurs in the fifth year following its last stockholder approval in order to remain qualified as a "performance-based" compensation arrangement for purposes of the Code rules regarding deductibility of senior executive compensation.

        Administration of the Cash Bonus Plan.    The Cash Bonus Plan is administered by either the Compensation Committee or by another committee of our Board of Directors, or the plan committee, which must consist exclusively of two or more "outside directors" (as that term is defined under the Treasury Regulations issued under Section 162(m) of the Code), designated by our Board of Directors.

        The plan committee has the authority to establish and amend rules relating to the Cash Bonus Plan and to make all other determinations necessary and advisable for the administration thereof. The plan committee may reduce any amount that would be otherwise payable under the Cash Bonus Plan if it determines that the reduction is necessary or appropriate, or in the best interests of our stockholders. The plan committee may not exercise discretion to increase a payment due under the Cash Bonus Plan. Subject to applicable law, all decisions made by the plan committee regarding the Cash Bonus Plan are made in its sole discretion and are final and binding.

        Benefits Under the Cash Bonus Plan.    In general, the benefits under the Cash Bonus Plan consist of a cash bonus payable to participants upon the achievement of objective performance goals established by the plan committee. The target bonus amounts for each participant are established by the plan committee, in its discretion, at the start of each performance period. The maximum amount that can be paid to any one participant under the Cash Bonus Plan with respect to any one calendar year may not exceed $5,000,000. This limitation is not pro-rated for the first performance period under the Cash Bonus Plan, even though the duration of that performance period is less than 12 months. This limitation may not be increased without stockholder approval.

        The bases for such performance goals may include any of the following criteria: stock price, revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, productivity, level of managed assets, and near or long-term earnings potential, or any variation or combination of the preceding business criteria, as determined by the plan committee. Performance goals may be stated with respect to our business as a whole, or with respect to a specified subsidiary, division or other operational unit. In addition, performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises.

        The plan committee may utilize as an additional performance measure (to the extent such criteria are objectively structured in a manner consistent with the tax rules relating to "performance-based" compensation) the attainment by a participant of one or more of the following personal objectives and/or goals specified by the plan committee: implementation of the Company's policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.

        In all such cases, however, the measurement of corporate or individual achievement of any of these goals must be objectively determinable and is to be determined, to the extent applicable, according to GAAP as in existence on the date on which performance goal or goals for the year in question were established.

        Under the terms of the Cash Bonus Plan, a performance period may be a full year or any portion of that year. The performance goals for an entire year must be established no later than 90 days after the beginning of the year. In the event a performance period is established for less than a full year, then the goal or goals for that performance period must be established before the beginning of the performance period, or within the first 25% of the performance period. The achievement of performance goals established under the Cash Bonus Plan must be certified by the plan committee in writing before any bonus may be paid.

        Amendment and Termination of the Cash Bonus Plan.    Our Board of Directors may terminate or revoke the Cash Bonus Plan at any time and may amend the Cash Bonus Plan from time to time. However, no amendment may increase the annual per person limit on awards, expand the group of eligible participants or expand the business criteria on which performance goals may be based without stockholder approval. The Cash Bonus Plan may also be modified or amended by the plan committee, as it deems appropriate, in order to comply with the tax rules related to deductibility of "performance-based" compensation.

        Federal Tax Issues.    Bonuses payable under the Cash Bonus Plan are intended to be provided only on the attainment of the performance goals established by the plan committee for the year for which the bonus is paid.

        Assuming the Cash Bonus Plan is re-approved by our stockholders and is administered in accordance with the provisions set forth therein, the taxable compensation payable under the Cash Bonus Plan should qualify as "qualified performance-based" compensation and, therefore, is expected to be fully deductible by the Company.

        Payments under the Cash Bonus Plan are expected to be taxable as ordinary income to participants upon receipt.

        New Plan Benefits.    Because payments under the Cash Bonus Plan depend on its implementation, including establishment of participation, future performance of the Company and on the Company's actual performance during future performance periods, the actual amounts that the Company will pay under the plan with respect to future performance periods are not yet determinable.

        Vote Required.    Re-approval of the Cash Bonus Plan requires the affirmative vote of a majority of the votes cast at the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RE-APPROVAL OF THE CASH BONUS PLAN AS SET FORTH IN PROPOSAL TWO. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH RE-APPROVAL.

PROPOSAL THREE—RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Grant Thornton LLP to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

        Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required under the laws of the State of Maryland, by our Bylaws or otherwise. However, our Board of Directors believes that it is good corporate practice to seek stockholder ratification of the selection of our independent registered public accounting firm. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm during the year if it determines that such a change would be in our best interests and those of our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the Company's 2015 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015 AS SET FORTH IN PROPOSAL THREE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH RATIFICATION.

PRINCIPAL ACCOUNTING FIRM FEES

        During the years ended December 31, 2014 and December 31, 2013, Grant Thornton LLP provided various audit and non-audit services to the Company and its subsidiaries. The aggregate fees billed by Grant Thornton LLP to the Company and its subsidiaries for the years ended December 31, 2014 and 2013 were as follows:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees(1)	$626,732	$730,000
Audit-Related Fees(2)	$26,686	$70,325
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Principal Accounting Firm Fees	$653,418	$800,325

(1)
Audit fees relate to services rendered by Grant Thornton LLP in connection with: (a) the audits of the annual financial statements included in our Annual Reports on Form 10-K and services attendant to, or required by, statute or regulation; (b) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q; (c) other services related to SEC and other regulatory filings, including providing consents; (d) services provided in connection with the statutory audits of our U.S. broker-dealer and United Kingdom and French subsidiaries; (e) accounting and financial consultation attendant to the audit; and (f) an audit of Star Asia Management Ltd. in 2013.

(2)
Audit-related fees include fees related to the Company's 401(k) savings plan.

        The Audit Committee must pre-approve all audit services and non-audit services provided to the Company or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimis exception in Section 10A of the Exchange Act. All of the audit and audit-related fees described above for which Grant Thornton LLP billed for the fiscal years ended December 31, 2014 and December 31, 2013 were pre-approved by the Audit Committee.

        The Audit Committee considers and pre-approves any audit and non-audit services to be performed by our independent registered public accounting firm at our Audit Committee's regularly scheduled and special meetings. The Audit Committee has delegated to its Chairman, an independent member of our Board of Directors, the authority to grant pre-approvals of all audit, review and attest services and non-attest services other than the fees and terms for our annual audit, provided that any such pre-approval by the Chairman shall be reported to our Audit Committee at its next scheduled meeting.

        The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent registered public accounting firm's independence and has determined that such services have not adversely affected the independence of our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following is a report by the Audit Committee regarding the responsibilities and functions of the Audit Committee. This report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Exchange Act, except to the extent the Company specifically incorporates this report of the Audit Committee by reference therein.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors in accordance with the Audit Committee charter. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. Our independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and, if required by applicable law, an audit of the effective operation of the Company's internal control over financial reporting. The Audit Committee's responsibility is to oversee and review these processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses and discussed with management and the independent registered public accounting firm, as applicable, the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002, as amended, to accompany the Company's periodic filings with the SEC.

        In addition, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering the independence of the independent registered public accounting firm, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements and reviews of its consolidated financial statements, including in its quarterly reports on Form 10-Q, was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2014 be included in the Annual Report on Form 10-K.

        The Audit Committee is composed of three independent non-employee directors and operates under a written charter adopted by the Board of Directors (which is available on our website at http://www.ifmi.com). The Audit Committee consists of Messrs. Dawson, Subin and Costello, who serves as the Audit Committee Chairman. The Board of Directors, in its judgment, has determined that each committee member meets the independence requirements of the SEC and NYSE MKT. The Board of Directors has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the applicable NYSE MKT listing standards currently in effect, and that Mr. Costello is an "audit committee financial expert," as defined under Item 407(d)(5) of Regulation S-K.

        The Audit Committee held five meetings during fiscal year 2014. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the independent registered public accounting firm. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with GAAP or that Grant Thornton LLP is in fact "independent."

Respectfully Submitted,

Audit Committee
Thomas P. Costello, Chairman
Steve Dawson
Neil Subin

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock and Series E Preferred Stock as of October 26, 2015 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock or Series E Preferred Stock, as applicable, (2) each current director, (3) each named executive officer, and (4) all current directors and executive officers as a group. The number of shares of our stock beneficially owned by each entity, person, director, executive officer or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any stock as to which the individual has the sole or shared voting power or investment power and also any stock that the individual has a right to acquire within 60 days from October 26, 2015 through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the stock set forth in the following table.

Name	Series E Preferred Stock Beneficially Owned	Percent of Class(1)	Common Stock Beneficially Owned	Percent of Class(2)
Five or greater percent owner:
Betsy Zubrow Cohen(3)	—	—	835,950	6.2%
Edward E. Cohen(4)	—	—	2,516,717	17.0%
EBC 2013 Family Trust(5)	—	—	1,600,000	11.3%
Directors and Named Executive Officers:
Lester R. Brafman(6)	—	—	1,409,090	9.6%
Daniel G. Cohen(7)	4,983,557	100%	1,998,039	14.1%
Thomas P. Costello(8)	—	—	135,090	1.0%
G. Steven Dawson(9)	—	—	149,099	1.1%
Jack J. DiMaio, Jr.(10)	—	—	52,937	*
Joseph M. Donovan(11)	—	—	179,746	1.3%
Jack Haraburda(12)	—	—	134,890	1.0%
Joseph W. Pooler, Jr.(13)	—	—	249,714	1.9%
Christopher Ricciardi(14)	—	—	768,139	5.4%
Neil S. Subin(15)	—	—	195,795	1.5%
All current executive officers and directors as a group (10 persons)(16)	4,983,557	100%	5,272,539	32.3%

*
Beneficial ownership of less than 1% of the class is omitted.

(1)
Based on 4,983,557 shares of the Series E Voting Non-Convertible Preferred Stock issued and outstanding on October 26, 2015.

(2)
Based on 13,382,811 shares of the Company's common stock issued and outstanding on October 26, 2015.

(3)
The common stock includes 88,365 shares held by Solomon Investment Partnership, L.P. (the "Solomon Investment Partnership Shares"). Betsy Zubrow Cohen and Edward E. Cohen, her spouse, are the sole shareholders, officers and directors of the corporate general partner of Solomon Investment Partnership, L.P. and are the sole partners of the partnership. Betsy Zubrow Cohen and Edward E. Cohen share voting and dispositive power over the Solomon Investment Partnership Shares. Betsy Zubrow Cohen is the mother of Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL.

  The number of shares of common stock beneficially owned by Betsy Zubrow Cohen and set forth in the table above is based on the Schedule 13D filed by Betsy Zubrow Cohen with the SEC on September 8, 2015.

  The address for this stockholder is 1240 North Casey Key Road, Osprey, Florida 34229.

(4)
The common stock includes the Solomon Investment Partnership Shares, over which Edward E. Cohen and Betsy Zubrow Cohen, his spouse, share voting and dispositive power. The common stock also includes 1,461,876 shares of common stock (the "Edward E. Cohen Conversion Shares") into which certain convertible senior promissory notes (in the aggregate principal amount of $4,385,628) (the "Cohen MP Notes") that were issued to Mead Park in connection with the Mead Park Purchase Agreement on September 25, 2013 and which were purchased by Edward E. Cohen from Mead Park on August 28, 2015, may be converted, subject to certain customary anti-dilution adjustments. The Cohen MP Notes may be converted by the holder thereof at any time prior to September 25, 2018, in such holder's sole discretion. Under the Cohen MP Notes, the outstanding principal amount is due and payable to the holder thereof, in full, on September 25, 2018. The common stock does not include the 390,144 additional shares of common stock into which the Cohen MP Notes may be converted in the event that, pursuant to the terms and conditions of the Cohen MP Notes, the Company elects to pay interest on the Cohen MP Notes by increasing the principal amount thereof. Edward E. Cohen is the father of Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL.

The number of shares of common stock beneficially owned by Edward E. Cohen and set forth in the table above is based on the Schedule 13D filed by Edward E. Cohen with the SEC on September 8, 2015.

The address for this stockholder is 1240 North Casey Key Road, Osprey, Florida 34229.

(5)
The common stock includes 800,000 shares of common stock (the "EBC Shares") issued to the EBC 2013 Family Trust ("EBC Trust"), as assignee of CBF, on September 25, 2013 at $2.00 per share (for an aggregate amount of $1,600,000) in connection with the Cohen Purchase Agreement. The common stock also includes 800,000 shares of common stock (the "EBC Conversion Shares") into which the convertible senior promissory note (in the aggregate principal amount of $2,400,000) (the "EBC Note") that was issued to EBC Trust in connection with the Cohen Purchase Agreement on September 25, 2013 may be converted, subject to certain customary anti-dilution adjustments. The EBC Note may be converted by EBC Trust at any time prior to September 25, 2018, in EBC Trust's sole discretion. Under the EBC Note, the outstanding principal amount is due and payable to the holder thereof, in full, on September 25, 2018. The common stock does not include the 213,503 additional shares of common stock (the "Additional EBC Conversion Shares") into which the EBC Note may be converted in the event that, pursuant to the terms and conditions of the EBC Note, the Company elects to pay interest on the EBC Note by increasing the principal amount thereof. All of the common stock is pledged as security.

The number of shares of common stock beneficially owned by EBC Trust and set forth in the table above is based on the Schedule 13D filed by EBC Trust with the SEC on September 30, 2013.

The address for this stockholder is c/o Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

(6)
Mr. Brafman is the Chief Executive Officer of the Company and of IFMI, LLC. The common stock includes 75,758 restricted shares, half of which will vest on January 31, 2016 and the remaining half of which will vest on January 31, 2017, in each case, so long as Mr. Brafman is then employed by the Company or any of its subsidiaries. The common stock includes 1,333,332 shares (the "Brafman Second Award Exercise Shares") which Mr. Brafman has a right to acquire within

  60 days from October 26, 2015 under the Second Award, of which Mr. Brafman may be deemed to be the beneficial owner.

(7)
Mr. Cohen is the Vice Chairman of the Board of Directors and of the board of managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and as President, a director and the Chief Investment Officer of CCFL.

Of the common stock, 1,603,250 shares are pledged as security. The common stock includes 398,039 held directly by Mr. Cohen. The common stock also includes the EBC Shares and the EBC Conversion Shares, of which Mr. Cohen may be deemed a beneficial owner as the result of his being a trustee of EBC Trust and because Mr. Cohen has sole voting power with respect to all shares held by the EBC Trust. The common stock does not include any portion of the Additional EBC Conversion Shares.

The address for this stockholder is c/o Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

(8)
Mr. Costello is a director of the Company. The common stock includes 30,303 restricted shares that will vest on February 4, 2016.

(9)
Mr. Dawson is a director of the Company. All of the common stock is held by Corriente Private Trust. Mr. Dawson is the primary trustee and sole beneficiary of Corriente Private Trust and, through Corriente Private Trust, he has voting and investment control with respect to the securities held therein. The common stock includes 30,303 restricted shares that will vest on February 4, 2016.

(10)
Mr. DiMaio is a director of the Company. The common stock includes 30,303 restricted shares that will vest on February 4, 2016.

(11)
Mr. Donovan is a director of the Company. The common stock includes 30,303 restricted shares that will vest on February 4, 2016.

(12)
Mr. Haraburda is a director of the Company. The common stock includes 30,303 restricted shares that will vest on February 4, 2016.

(13)
Mr. Pooler is the Executive Vice President, Chief Financial Officer and Treasurer of the Company. The common stock includes 45,455 restricted shares, half of which will vest on January 31, 2016 and the remaining half of which will vest on January 31, 2017, in each case, so long as Mr. Pooler is then employed by the Company or any of its subsidiaries. The common stock includes 53,571 shares (the "Pooler Option Exercise Shares") which are exercisable under the Pooler Option, of which Mr. Pooler may be deemed the beneficial owner.

(14)
Mr. Ricciardi is a director of the Company. The common stock includes 12,403 restricted shares that will vest on February 4, 2016. The common stock also includes 487,291 shares of common stock into which a convertible senior promissory note (in the aggregate principal amount of $1,461,873) that was issued to Mead Park in connection with the Mead Park Purchase Agreement on September 25, 2013 may be converted, subject to certain customary anti-dilution adjustments, which may be issued to Mr. Ricciardi upon the exchange of his membership units of Mead Park and of which Mr. Ricciardi may be deemed the beneficial owner. The common stock also includes 268,445 units of membership interests in IFMI, LLC (223,520 of which are owned by Mr. Ricciardi and 44,925 of which are owned by Stephanie Ricciardi, Mr. Ricciardi's spouse) which Mr. Ricciardi may cause the Company to redeem into, at the Company's option, shares of common stock or cash.

The number of shares of common stock beneficially owned by Mr. Ricciardi and set forth in the table above is based on the Schedule 13D filed by Mr. Ricciardi with the SEC on July 2, 2009, as amended on December 21, 2009, December 24, 2009, April 25, 2011, July 17, 2011, May 15, 2013, September 30, 2013, September 1, 2015 and October 19, 2015, and other information provided to the Company by Mr. Ricciardi.

(15)
Mr. Subin is a director of the Company. The common stock includes 30,303 restricted shares that will vest on February 4, 2016.

(16)
The common stock includes (i) the EBC Conversion Shares, of which Daniel G. Cohen may be deemed to be a beneficial owner, (ii) the Brafman Second Award Exercise Shares, of which Lester Brafman may be deemed to be a beneficial owner, (iii) the Pooler Option Award Exercise Shares, of which Joseph W. Pooler, Jr. may be deemed to be a beneficial owner, as described in notes (5), (6) and (13) above, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, which are referred to in this report as "reporting persons," to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. To our knowledge, based solely on our review of the copies of the Section 16(a) forms furnished to us or upon written representations from certain of these reporting persons that no other reports were required, all Section 16(a) filing requirements applicable to the reporting persons were timely filed during our 2014 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company has identified the following related party transactions since January 1, 2013. Unless indicated otherwise, all dollar amounts (except share and per share data) in the section below are in thousands. Each of the transactions below were approved or ratified in accordance with our policies regarding related party transactions, which are described in greater detail below.

  A. CBF and EBC Trust

        CBF has been identified as a related party because CBF is wholly owned by Mr. Cohen. In September 2013, EBC, as an assignee of CBF, made a $4,000 investment in the Company in connection with the Cohen Purchase Agreement. Mr. Cohen is a trustee of EBC. The Company issued $2,400 in principal amount of the EBC Note, and $1,600 of the Company's common stock to EBC. The Company incurred an interest expense on the EBC Note in 2013 and 2014 in the aggregate amounts of $59 and $224, respectively.

  B. Mead Park and Mead Park Advisors, LLC ("Mead Park Advisors")

        Mead Park has been identified as a related party because Christopher Ricciardi, a member of the Board of Directors, is the sole member and manager of Mead Park. In connection with the September 25, 2013 closing of the transactions contemplated by the Mead Park Purchase Agreement, Mead Park made a $9,746 investment in the Company. Pursuant to such investment, the Company issued to Mead Park convertible senior promissory notes (in the aggregate principal amount of $5,848) on September 25, 2013 (collectively, the "MP Notes"). The MP Notes accrue 8% interest per year, payable quarterly, and the outstanding principal amounts thereof are due and payable, in full, on September 25, 2018. As of November 10, 2015, the Company had not paid any of the principal amounts under the MP Notes. Accordingly, the aggregate amount of principal outstanding under the MP Notes as of such date and the largest aggregate amount of principal outstanding under the MP Notes in each of 2013 and 2014 was $5,848.

        On August 28, 2015, that certain Stock and Note Purchase Agreement was entered into by and among Mead Park, The Betsy Zubrow Cohen IRA, The Edward E. Cohen IRA, the Company, solely for purposes of Sections 6 and 7 thereof, and Mead Park Holdings LP, solely for purposes of Section 8 thereof, whereby Mead Park sold (i) 961,876 shares of the Company's Common Stock to Edward E. Cohen for an aggregate purchase price of $1,279, (ii) $4,386 of the aggregate principal amount of the MP Notes to Edward E. Cohen for an aggregate purchase price of $5,422, and (iii) 500,000 shares of the Company's Common Stock to Betsy Zubrow Cohen for an aggregate purchase price of $665. Each of Mr. DiMaio, the Chairman of our Board of Directors, and Mr. Ricciardi, a member of our Board of Directors is a partner in Mead Park Holdings LP. Betsy and Edward Cohen are the parents of Daniel G. Cohen, Vice Chairman of the Board of Directors and of the board of managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL.

        As of November 10, 2015, Mead Park remained the owner of the $1,462 of the aggregate principal amount of the MP Notes. Mr. Ricciardi is the owner of all of the issued and outstanding securities interests in Mead Park.

        The Company incurred an interest expense on the MP Notes in 2013 and 2014 in the aggregate amounts of $144 and $547, respectively.

  CDO Sub-Advisory Agreement with Mead Park Advisors

        In July 2014, the Company's majority owned subsidiaries, Cohen & Company Financial Management LLC ("CCFM"), and Dekania Capital Management, LLC ("DCM"), entered into a CDO sub-advisory agreement with Mead Park Advisors whereby Mead Park Advisors will render investment advice and provide assistance to CCFM and DCM with respect to their management of certain CDOs. The Company incurred consulting fee expense related to this agreement in the amount of $91 in 2014.

  C. Directors and Employees

        In addition to the employment agreements the Company has entered into with Daniel G. Cohen and Joseph W. Pooler, Jr., its Chief Financial Officer, the Company has entered into its standard indemnification agreement with each of its directors and executive officers.

  D. Purchase of IFMI Common Stock from Daniel G. Cohen

        During the third quarter of 2014, the Company repurchased 100,000 shares of the Company's Common Stock from Daniel G. Cohen at $2.07 per share. The Company retired these shares.

        During the fourth quarter of 2014, the Company repurchased 100,000 shares of the Company's Common Stock from Daniel G. Cohen at $1.77 per share. The Company retired these shares.

  E. Purchase of Common Stock from Christopher Ricciardi, Stephanie Ricciardi, The Ricciardi Family Foundation and Mead Park

        On October 16, 2015, the Company entered into the Termination and Release Agreement, by and among the Company, Christopher Ricciardi, a member of our Board of Directors, Stephanie Ricciardi, Mr. Ricciardi's spouse, The Ricciardi Family Foundation, a New York charitable not-for-profit corporation of which Mr. and Mrs. Ricciardi serve as directors, and Mead Park, of which Mr. Ricciardi is the sole member and manager. Pursuant to the Termination and Release Agreement, in connection with the termination of the Mead Park Purchase Agreement and all rights and obligations thereunder and the mutual release of claims set forth in the Termination and Release Agreement, among other things: (i) Mead Park transferred to the Company 487,291 shares of the Company's common stock; (ii) Mr. and Mrs. Ricciardi and The Ricciardi Family Foundation transferred to the Company an aggregate of 1,512,709 shares of the Company's common stock; (iii) the Company and Mead Park terminated the Mead Park Purchase Agreement in its entirety, effective on October 16, 2015; and (iv) the Company transferred $4,000,000 in cash to accounts designated by Mr. Ricciardi for the benefit of Mr. and Mrs. Ricciardi, The Ricciardi Family Foundation and Mead Park. The Company retired all shares of the Company's common stock transferred to the Company pursuant to the Termination and Release Agreement.

        The Termination and Release Agreement provides that, during the period beginning on October 16, 2015 and ending on the date that is one year from such date (the "Agreement Period"), if the Company or its majority owned subsidiary, IFMI, LLC, makes any public or nonpublic offering or sale of any securities ("New Securities"), subject to certain exceptions, then Christopher Ricciardi will be afforded the opportunity to acquire, for the same price and on the same terms as New Securities are proposed to be offered to others, up to the amount of New Securities required to enable Christopher Ricciardi to maintain his proportionate equivalent interest in the Company immediately prior to any such issuance of New Securities.

        In addition, pursuant to the Termination and Release Agreement, if, during the Agreement Period, any meeting occurs at which the Company's stockholders vote for the election of the Company's directors, then (i) the Board will nominate Christopher Ricciardi to stand for election to the Board at such meeting; and (ii) the Board will (a) recommend to the Company's stockholders the election of Christopher Ricciardi at such meeting, and (b) solicit proxies for Christopher Ricciardi in connection with such meeting to the same extent as it does for any of its other nominees to the Board.

  F. Sale of European Operations to C&Co Europe Acquisition LLC

        C&Co Europe Acquisition LLC has been identified as a related party because Daniel G. Cohen is the entity's sole member. On August 19, 2014, IFMI, LLC entered into the European Operations Sale Agreement to sell its European operations to C&Co Europe Acquisition LLC for approximately $8,700. The purchase price for the Company's European operations consists of an upfront payment at closing of $4,750 (subject to adjustment) and up to $3,950 to be paid over the four years following the closing of the sale.

        In the event of a closing of the European Operations Sale Transaction, IFMI, LLC will also enter into a non-cancellable trust deed agreement with one of the entities included in the European Operations Sale Transaction (the manager of the Munda CLO I), which will result in IFMI, LLC retaining the right to substantially all revenues from the management of Munda CLO I, as well as the proceeds from any potential future sale of the Munda CLO I management agreement.

        Under the terms of the European Operations Sale Agreement, in the event of a closing of the European Operations Sale Transaction, IFMI, LLC will divest its European operations, including asset management and capital market activities through offices located in London, Paris, and Madrid, and approximately 30 employees will transition from IFMI, LLC to C&Co Europe Acquisition LLC. Upon a closing of the European Operations Sale Transaction, Mr. Cohen will be deemed to have voluntarily terminated employment with the Company and its affiliates and will resign from all other positions and offices that he holds with the Company and its affiliates. Notwithstanding the foregoing, Mr. Cohen will receive no severance or other compensation related to such termination and resignation, and Mr. Cohen will remain Vice Chairman of the Company's Board of Directors and the Company's largest stockholder.

        Under the terms of the European Operations Sale Agreement, IFMI, LLC had the right to initiate, solicit, facilitate, and encourage alternative acquisition proposals from third parties for a "go shop" period of up to 90 days from the signing of the definitive agreement. On October 29, 2014, the special committee of the Board of Directors elected to end the "go shop" period. The "go shop" period did not result in IFMI, LLC receiving a superior proposal from a third party, and IFMI, LLC intends to pursue the transaction with C&Co Europe Acquisition LLC. The sale of the European business is subject to customary closing conditions.

        On March 26, 2015, the parties to the European Operations Sale Agreement entered into an amendment to (i) extend the deadline for the closing of the European Operations Sale Transaction from March 31, 2015 to June 30, 2015, and (ii) extend the date on which C&Co Europe Acquisition LLC will be obligated to cause the settlement of intercompany accounts (collectively, the "Intercompany Payables") of CCFL, Cohen & Compagnie, SAS, a wholly owned subsidiary of IFMI, LLC, and Unicum Capital, S.L., a wholly owned subsidiary of CCFL, owed to IFMI, LLC from March 31, 2015 to June 30, 2015. On June 30, 2015, the parties to the European Operations Sale Agreement agreed to extend the deadline for the closing of the European Operations Sale Transaction from June 30, 2015 to December 31, 2015 and the settlement date of the Intercompany Payables from June 30, 2015 to December 31, 2015 (the "Second Extension").

        In connection with the Second Extension, the parties to the European Operations Sale Agreement agreed that if the European Operations Sale Agreement is terminated in accordance with its terms (as amended by the Second Extension) prior to the closing of the European Operations Sale Transaction, then (i) Mr. Cohen will pay $600 of the legal and financial advisory fees incurred by the Company and the Special Committee of the Company's Board of Directors formed in connection with the European Operations Sale Transaction since April 1, 2014, and (ii) the Current Cohen Employment Agreement will be amended to provide that, if Mr. Cohen's employment is terminated by the Company without "cause" or by Mr. Cohen for "good reason" (as such terms are defined in the Current Cohen Employment Agreement), the Company will pay Mr. Cohen a maximum of $1,000 as a severance benefit in lieu of the $3,000 minimum severance payment currently provided for under the Current Cohen Employment Agreement (see "Employment Agreements with Named Executive Officers—Mr. Cohen's Current Employment Agreement" above for additional information regarding Mr. Cohen's Current Employment Agreement).

  G. Advisory Agreement with Woodlea Consulting, LLC

        In March 2015, IFMI, LLC entered into an advisory agreement with Woodlea Consulting, LLC ("Woodlea"), a Delaware limited liability company of which Mr. Ricciardi is the sole member. Pursuant to the advisory agreement, Woodlea agreed to render advisory services on the execution of strategic alternatives to IFMI, LLC. The advisory agreement was terminated on June 2, 2015. The Company incurred a consulting fee expense related to the advisory agreement in the amount of $38.7 during the nine months ended September 30, 2015.

Policies Regarding Related Party Transactions

        Pursuant to the Company's Code of Conduct (the "Code of Conduct"), unless approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee, or a majority of the directors of the Company not having an interest in a Related Party Transaction (as defined below) (each an "Authorizing Body"), no (a) employee, officer or director of the Company, (b) member of the immediate family of any employee, officer or director of the Company, (c) entity in which an employee, officer or director of the Company has an economic interest of more than 5% or a controlling interest, or (d) affiliate of any of the foregoing (each a "Related Party") may (i) enter into any transaction with the Company or any of its subsidiaries involving the acquisition or sale of any of the Company's or any of its subsidiaries' assets or other property; (ii) enter into any transaction involving a loan to or from the Company or any of its subsidiaries; or (iii) enter into any other transaction with the Company or any of its subsidiaries (each a "Related Party Transaction").

        A Related Party Transaction entered into without pre-approval of an Authorizing Body will not be deemed to violate the Code of Conduct, or be invalid or unenforceable, so long as the Related Party Transaction is, as promptly as reasonably practical after it is entered into, brought to and ratified by an Authorizing Body. Every Related Party Transaction to which the Company is a party will be deemed to include as a condition that it be approved in accordance with the Code of Conduct.

        A Related Party Transaction or categories of Related Party Transactions may be reviewed in advance and pre-approved in advance by an Authorizing Body. If a Related Party Transaction or a series of Related Party Transactions will be ongoing, an Authorizing Body may establish guidelines for the Company's management to follow in its ongoing dealings with the Related Party. Thereafter, an Authorizing Body will periodically review and assess the ongoing relationships with the Related Party. Any material amendment, renewal or extension of a Related Party Transaction which has been previously reviewed and/or approved under the Code of Conduct will be subject to subsequent review and/or approval under the Code of Conduct.

OTHER MATTERS

        As of the mailing date of this proxy statement, our Board of Directors knows of no matters to be presented at the annual meeting other than those set forth in the Notice and described in this proxy statement. Should any other matter requiring a vote of the stockholders arise at the annual meeting, the persons named in the attached proxy will vote on such matter in their discretion.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2016 annual meeting of stockholders must be received by our Secretary at our principal executive offices no later than July 13, 2016 in order to be considered for inclusion in our proxy statement relating to the 2016 annual meeting pursuant to Rule 14a-8 under the Exchange Act.

        Other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, in order to be presented at the 2016 annual meeting of stockholders, a proposal of a stockholder, including any proposed director nominations, must be received by our Secretary at our principal executive offices in the timeframe as provided in our Bylaws. To be timely, our Bylaws currently require that such a stockholder's notice set forth all information required under Section 1.11 of our Bylaws and be delivered to our Secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our Bylaws also currently provide that, in the event that our Board of Directors increases or decreases the maximum or minimum number of directors in accordance with our Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

ANNUAL REPORT ON FORM 10-K

        Our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, accompanies this proxy statement. The Company will furnish a copy of its Annual Report on Form 10-K for the year ended December 31, 2014, as amended, free of charge to each stockholder who forwards a written request to our Secretary, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. You also may access the EDGAR version of our Annual Report on Form 10-K (with exhibits) on our website at http://www.ifmi.com and on the SEC's website at http://www.sec.gov.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

APPENDIX A
INSTITUTIONAL FINANCIAL MARKETS, INC. CASH BONUS PLAN

Effective as of August 4, 2009

        1.    PURPOSE

        The Institutional Financial Markets, Inc. (formerly Alesco Financial Inc.) Cash Bonus Plan (the "Plan"), as set forth herein, sets forth the terms and conditions pursuant to which certain cash bonuses may be payable to certain key executives of the Company. The Plan is subject, in its entirety, to approval by the Company's stockholders, consistent with the requirements of applicable Treasury Regulations promulgated pursuant to Code Section 162(m) relating to qualified performance-based compensation. The purpose of the Plan, as herein restated, is to provide performance-based cash bonus compensation for Participants based on the attainment of one or more performance goals or targets that are related to the financial success of the Company, and that are established from time to time by the Compensation Committee, as part of an integrated compensation program.

        2.    DEFINITIONS

        The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

          (a)   "Board" or "Board of Directors" shall mean the board of directors of the Company.

          (b)   "Bonus Schedule" shall mean the schedule pursuant to which each Participant's bonus payable for each Performance Period is determined, based on the extent to which the performance goal or goals set forth therein have been achieved during the Performance Period, which schedule can be varied on a Participant by Participant basis, all as established at the discretion of the Compensation Committee.

          (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

          (d)   "Compensation Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee established by the Board, in any case consisting exclusively of two or more Outside Directors, to act as the administration committee with respect to the Plan.

          (e)   "Company" shall mean Alesco Financial Inc.

          (f)    "Designated Beneficiary" shall mean the person, if any, specified in writing by the Participant to receive any payments due to the Participant in the event of the Participant's death. In the event no person is specified by the Participant, the Participant's estate shall be deemed to be the Designated Beneficiary.

          (g)   "Effective Date" shall mean August 4, 2009.

          (h)   "Outside Director" shall mean a member of the Board of Directors who is treated as an "outside director" for purposes of Code Section 162(m).

          (i)    "Participant" shall mean each executive designated as a participant by the Compensation Committee.

          (j)    "Performance-Based Bonus" shall mean the cash bonus payable to a Participant under Section 6(a).

          (k)   "Performance-Based Compensation Rules" shall mean those provisions of Code Section 162(m) and regulations promulgated thereunder that provide the rules pursuant to which compensation that is paid to executives on the basis of performance is exempt from the limitations on deductibility applicable to certain compensation paid to executives in excess of $1,000,000.

          (l)    "Performance Period" shall mean a calendar year or any other period (not more than a year) established by the Compensation Committee at its discretion, with respect to which a Bonus Schedule is established.

          (m)  "Target Bonus" shall mean, for each Participant, a specified dollar amount established by the Compensation Committee, and which is incorporated into the Bonus Schedule in effect for each Participant for each Performance Period.

        3.    PARTICIPATION

        Each executive who is designated as a Participant by the Compensation Committee shall participate in the Plan for each Performance Period for which an applicable Target Bonus has been established, consistent with the terms of the Plan and shall be a Participant for that Performance Period.

        4.    TERM OF PLAN

        Subject to approval of the Plan by the stockholders of the Company, the Plan shall be in effect as of the Effective Date, and shall continue until terminated by the Board of Directors. Notwithstanding the foregoing, the Plan shall only continue in effect to the extent bonus payments may properly be characterized as "performance-based compensation" under the Performance-Based Compensation Rules. The material features of the Plan shall be disclosed to the Company's stockholders, and the continuation of the Plan shall be subject to the approval of the Company's stockholders, in each case to the extent required under the Performance-Based Compensation Rules.

        5.    BONUS ENTITLEMENT

          (a)    Achievement of Performance Goals.    A Participant shall be entitled to receive a bonus with respect to a Performance Period in accordance with the provisions of Section 6 of the Plan only after certification in writing by the Compensation Committee that the performance goals, consistent with the provisions of Section 6, and as set forth in the Bonus Schedule applicable for such Performance Period, have been satisfied. Unless a different payment date is established by the Compensation Committee with respect to a Performance Period, the bonus payment with respect to a Performance Period shall be payable to the Participant on or about the May 1st that occurs following the end of such Performance Period. Except as may be otherwise provided by the Compensation Committee, at its discretion, no bonus payment shall be made to any Participant who is not employed by the Company as of the date of such payment.

          (b)    Stockholder Approval Requirement.    Notwithstanding anything to the contrary contained herein, no bonus shall be payable under the Plan without the prior disclosure of the material terms of the Plan to the stockholders of the Company and the approval of the Plan by such stockholders, in each case to the extent and in the manner required under the Performance-Based Compensation Rules.

        6.    DETERMINATION OF PERFORMANCE-BASED COMPENSATION BONUS

          (a)    Performance-Based Bonus.    Each Participant, or the Designated Beneficiary of a deceased Participant, shall be entitled to a bonus with respect to a Performance Period that is equal to the amount determined by reference to the Bonus Schedule for such Participant and applicable for such Performance Period; provided, however, that any bonus payment may be reduced or eliminated at the discretion of the Compensation Committee, as provided in Section 6(d) below.

          (b)    Performance Goals.    The bonus payable to a Participant for a Performance Period shall be derived from the Bonus Schedule for that Performance Period depending on the attainment of one or more performance goals or targets as are specified on the Bonus Schedule for such Participant, which performance goals or targets shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units): stock price, revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, productivity, level of managed assets and near or long-term earnings potential, or any variation or combination of the preceding business criteria. The foregoing performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. In addition, the Compensation Committee may utilize as an additional performance measure (to the extent consistent with the Performance-Based Compensation Rules) the attainment by a Participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The measurement of the Company's or a Participant's achievement of any of such goals must be objectively determinable and shall be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which the Bonus Schedule for the Performance Period is established. In all cases, the Compensation Committee shall establish the Bonus Schedule for each Performance Period no later than 90 days after the beginning of the Performance Period (or no later than the end of the first 25% of the Performance Period if the Performance Period is less than a full year), and shall establish such Bonus Schedule in a manner that is consistent with the Performance-Based Compensation Rules. In the event a Bonus Schedule is not established for a Performance Period for a Participant for whom a Bonus Schedule was in effect for the preceding Performance Period, the Bonus Schedule for such Participant for the preceding Performance Period shall be treated as the Bonus Schedule for such Participant for the current Performance Period. For purposes of the limitations on payments set forth in Section 6(c), below, a Performance-Based Bonus potentially payable with respect to a Performance Period shall be considered to be a Performance-Based Bonus payable with respect to the calendar year within which such Performance Period ends. The use of a Performance Period that is less than a full year shall not require any reduction to the limitations on maximum permitted bonus payments under the Plan or require that less than a Participant's full annual base salary be taken into account in determining bonuses payable or limits on payments. To the extent specified by the Compensation Committee in a Bonus Schedule or by other action taken by the Compensation Committee at the time the Bonus Schedule for a Performance Period is established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principles, all as determined in accordance with standards published by the Financial Accounting Standards Board (or any predecessor or successor body) from time to time. In addition, equitable adjustments will be made to any performance goal related to Company stock (e.g., earnings per share) to reflect changes in corporate capitalization, including, without limitation, stock splits and reorganizations.

          (c)    Maximum Permissible Performance-Based Bonus.    Notwithstanding anything contained in the Plan to the contrary, for each Participant, the maximum Performance-Based Bonus payable with respect to any one calendar year shall in no event exceed $5,000,000. For these purposes, each

  Performance-Based Bonus payable with respect to a Performance Period shall be considered as paid with respect to the calendar year which ends simultaneously with such Performance Period, or within which such Performance Period ends.

          (d)    Committee Discretion.    Notwithstanding the determination of a Participant's bonus or bonuses under the provisions of this Section 6 (without regard to this Section 6(d)), the Compensation Committee may, at its sole discretion and at any time prior to the time a particular bonus is paid, reduce the amount of or totally eliminate any such bonus or bonuses to the extent the Compensation Committee determines that such reduction or elimination is appropriate under such facts and circumstances as the Compensation Committee deems relevant. In no event shall the Compensation Committee have the authority to increase the amount of any Participant's bonus or bonuses as determined under the provisions of the Plan.

        7.    PLAN ADMINISTRATION COMMITTEE

          (a)    Powers.    The Compensation Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Compensation Committee shall have the power to:

              (i)  provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

             (ii)  construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

            (iii)  correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

    The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Compensation Committee, and all such determinations shall be final and conclusive.

          (b)    Indemnity.    No member of the Compensation Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Compensation Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Compensation Committee shall be liable in any way for the acts or defaults of any other member of the Compensation Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Compensation Committee against any and all expenses and liabilities arising out of his own membership on the Compensation Committee.

          (c)    Participant Information.    The Company shall furnish to the Compensation Committee in writing all information the Company deems appropriate for the Compensation Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Compensation Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Compensation Committee may correct any errors discovered in any such information.

          (d)    Inspection of Documents.    The Compensation Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Compensation Committee), a copy of the

  Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

        8.    EFFECTIVE DATE, TERMINATION AND AMENDMENT

          (a)    Effective Date of the Plan.    Subject to stockholder approval of the Plan, the Plan shall be effective as of the Effective Date.

          (b)    Amendment and Termination of the Plan.    The Plan may be terminated or revoked by the Board at any time and amended by the Board from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that has been determined by the Compensation Committee to be due and payable, but has not yet been paid; and provided further that no modification to the Plan that would increase the amount of any bonus payable hereunder beyond the amount determined pursuant to Section 6 of the Plan shall be effective without (i) approval by the Compensation Committee, (ii) disclosure to the stockholders of the Company of such modification, and (iii) approval of such modification by the stockholders of the Company in a separate vote that takes place prior to the payment of any bonuses under such modified Plan provisions. The Plan may also be modified or amended by the Compensation Committee, as it deems appropriate, in order to comply with the Performance-Based Compensation Rules.

        9.    MISCELLANEOUS PROVISIONS

          (a)    Unsecured Creditor Status.    A Participant entitled to a bonus payment hereunder shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

          (b)    Other Company Plans.    It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan, including any other bonus plan or arrangement as may currently be in place or as may be established hereafter.

          (c)    Separability.    If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

          (d)    Continued Employment.    Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Compensation Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

          (e)    Incapacity.    If the Compensation Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Compensation Committee to have incurred expense for such Participant or

  Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

          (f)    Jurisdiction.    The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

          (g)    Withholding.    The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

          (h)    Interpretation.    The Plan is intended to pay compensation only on the attainment of the performance goals set forth in the Bonus Schedule for the applicable Performance Period, in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted by applicable law.

APPENDIX B
INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES

        Under applicable rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"), members of our Board, who the Board is also nominating as continuing directors at the meeting) and certain executive officers are considered to be "participants" with respect to the solicitation of proxies on behalf of the Company in connection with the meeting. Certain information concerning such "participants" is provided below.

Directors

        The principal occupations or employment of our directors and nominees who are considered "participants" in the Company's solicitation are set forth in the section of the proxy statement entitled "Proposal 1—Election of Directors." The name, principal business and address of any corporation or other organization of employment, if any, of such directors are as set forth below:

Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any Corporation or Other Organization of Employment
Daniel G. Cohen	President and Chief Executive, European Business, Institutional Financial Markets, Inc.	Institutional Financial Markets, Inc. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania
Thomas P. Costello	Retired, Certified Public Accountant, Former Partner, Arthur Andersen LLP	—
G. Steven Dawson	Private Investor	Institutional Financial Markets, Inc. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania
Jack J. DiMaio, Jr.	Chief Executive Officer	Mead Park Holdings LP 70 East 55th Street, 21st Floor New York, New York 10022
Joseph M. Donovan	Retired Chairman, Credit Suisse's ABS and Debt Financing Group	—
Jack Haraburda	Managing Partner, CJH Securities Information Group	CJH Securities Information Group 506 Guinevere Drive Newtown Square, Pennsylvania 19073
Christopher Ricciardi	Manager, Mead Park Capital Partners LLC	Mead Park Capital Partners LLC 70 East 55th Street, 21st Floor New York, New York 10022
Neil S. Subin	Chairman, Broadbill Investment Partners, LP	Broadbill Investment Partners, LP 20 West 22 Street, #816 New York, New York 10010

Officers

        The principal occupations of our executive officers who are considered "participants" in the Company's solicitations are set forth below, except Daniel G. Cohen who is listed above as a director

"participant." The principal occupation refers to such person's position with the Company, and the business address for each person is Institutional Financial Markets, Inc., at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania.

Name	Title
Lester R. Brafman	Chief Executive Officer, Institutional Financial Markets, Inc.
Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer, and Treasurer, Institutional Financial Markets, Inc.

Stock Ownership

        The number of shares of the Company's common stock beneficially owned by each of the participants above is as set forth in the section of the Proxy Statement entitled "Share Ownership of Certain Beneficial Owners and Management." None of the participants owns any securities issued by the Company of record that he does not also own beneficially.

Information Regarding Transactions in Company Securities by Participants

        The following table sets forth purchases and sales of equity securities of the Company, if any, by the participants during the past two years. None of the purchase price or market value of the below securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares	Transaction Description
Daniel G. Cohen	12/31/13	30,103	Disposition: surrender of shares for tax withholding
	8/26/14	100,000	Disposition: disposition to the Company
	4/10/14	75,000	Disposition: bona fide gift
	11/13/14	100,000	Disposition: disposition to the Company
Thomas P. Costello	2/12/14	22,634	Acquisition: restricted stock grant
	2/04/15	30,303	Acquisition: restricted stock grant
G. Steven Dawson	2/12/14	22,634	Acquisition: restricted stock grant
	2/04/15	30,303	Acquisition: restricted stock grant
Jack J. DiMaio, Jr.	2/12/14	22,634	Acquisition: restricted stock grant
	2/04/15	30,303	Acquisition: restricted stock grant
	8/28/15	974,585	Disposition: private sale
Joseph M. Donovan	2/12/14	22,634	Acquisition: restricted stock grant
	2/04/15	30,303	Acquisition: restricted stock grant
Jack Haraburda	2/12/14	22,634	Acquisition: restricted stock grant
	2/04/15	30,303	Acquisition: restricted stock grant
Christopher Ricciardi	2/12/14	22,634	Acquisition: restricted stock grant
	2/04/15	30,303	Acquisition: restricted stock grant
	10/16/15	1,399,286	Disposition: private sale to Company
	10/16/15	487,291	Disposition: private sale to Company
	10/16/15	48,448	Disposition: private sale to Company
Neil S. Subin	2/12/14	22,634	Acquisition: restricted stock grant
	2/04/15	30,303	Acquisition: restricted stock grant
Lester R. Brafman	11/30/13	500,000	Acquisition: stock option grant
	6/10/14	2,500,000	Acquisition: stock option grants
	2/12/15	75,758	Acquisition: restricted stock grant
Joseph W. Pooler, Jr.	12/31/13	11,185	Disposition: surrender of shares for tax withholding
	2/13/14	107,143	Acquisition: stock option grant
	12/31/14	6,022	Disposition: surrender of shares for tax withholding
	2/12/15	45,455	Acquisition: restricted stock grant

Miscellaneous Information Concerning Participants

        Except as described otherwise disclosed in the proxy statement, to the knowledge of the Company:

  •
  None of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates") (a) directly or indirectly beneficially owns any shares of the Company's common stock or any securities of any subsidiary of the Company or (b) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. An "affiliate" of a person is a person who directly or indirectly through one or more intermediaries controls, is controlled or is under common control with the person specified. The term "associate" is defined in Rule 14a-1(a) under the Exchange Act to mean (a) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its subsidiaries.

  •
  No participant or Participant Affiliate is either a party to any transaction or series of transactions since January 1, 2014, or has knowledge of any currently proposed transaction or series of transactions, (a) in which the Company or any of its subsidiaries was or is to be a party, (b) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year end for the last two completed fiscal years, and (c) in which any participant or Participant Affiliate had or will have a direct or indirect material interest. The term "transaction" includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

  •
  No participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the meeting.

  •
  No participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

  •
  There are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to Company securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and The Annual Report on Form 10-K are available at www.proxyvote.com.

M97050-P70292

INSTITUTIONAL FINANCIAL MARKETS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 21, 2015 AT 10:00 A.M., LOCAL TIME

The undersigned stockholder of INSTITUTIONAL FINANCIAL MARKETS, INC., a Maryland corporation (the “Company”), hereby appoints Joseph W. Pooler, Jr. and Douglas Listman, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2015 Annual Meeting of Stockholders to be held on December 21, 2015 at 10:00 a.m. local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Whether or not you expect to attend in person, we urge you to authorize your proxy by phone, via the Internet, or by signing, dating, and returning this proxy card at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. Promptly authorizing your proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to authorize your proxy by mail. Submitting your proxy now will not prevent you from voting the shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

INSTITUTIONAL FINANCIAL MARKETS, INC.

CIRA CENTRE

2929 ARCH STREET - 17TH FLOOR

PHILADELPHIA, PA 19104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97049-P70292                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTITUTIONAL FINANCIAL MARKETS, INC.			For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1. Election of Directors			☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Daniel G. Cohen

02) Thomas P. Costello

03) G. Steven Dawson

04) Jack J. DiMaio, Jr.

05) Joseph M. Donovan

06) Jack Haraburda

07) Christopher Ricciardi

08) Neil S. Subin

The Board of Directors recommends you vote FOR the following proposals:

			For	Against	Abstain

2. To re-approve the Institutional Financial Markets, Inc. (formerly Alesco Financial Inc.) Cash Bonus Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.			☐	☐	☐

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.			☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the annual meeting or any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED.

IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE ELECTION OF MESSRS. COHEN, COSTELLO, DAWSON, DIMAIO, DONOVAN, HARABURDA, RICCIARDI AND SUBIN, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date